                                                                    Exhibit 10.2

                                  $150,000,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among

                           GOLDEN SKY HOLDINGS, INC.,

                            GOLDEN SKY SYSTEMS, INC.,

                                 VARIOUS BANKS,

                                 BANQUE PARIBAS,
                              as Syndication Agent,

                              FLEET NATIONAL BANK,
                            as Administrative Agent,

                                       and

                            GENERAL ELECTRIC CAPITAL
                                  CORPORATION,
                             as Documentation Agent



                    ----------------------------------------
                            Dated as of July 7, 1997
                     Amended and Restated as of May 8, 1998
                    ----------------------------------------




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[CAPTION]



                                TABLE OF CONTENTS


                                                                            Page


Section 1.  Amount and Terms of Credit........................................

         1.01  The Commitments................................................
         1.02  Minimum Amount of Each Borrowing...............................
         1.03  Notice of Borrowing............................................
         1.04  Disbursement of Funds..........................................
         1.05  Notes..........................................................
         1.06  Conversions....................................................
         1.07  Pro Rata Borrowings............................................
         1.08  Interest.......................................................
         1.09  Interest Periods...............................................
         1.10  Increased Costs, Illegality, etc...............................
         1.11  Compensation...................................................
         1.12  Replacement of Banks...........................................

Section 1A.  Letters of Credit................................................

         1A.01  Letters of Credit.............................................
         1A.02  Minimum Stated Amount.........................................
         1A.03  Letter of Credit Requests.....................................
         1A.04  Letter of Credit Participations...............................
         1A.05  Agreement to Repay Letter of Credit Drawings..................
         1A.06  Increased Costs...............................................

Section 2.  Commitment Commission; Fees; Reductions of Commitment.............

         2.01  Fees...........................................................
         2.02  Voluntary Termination of Unutilized Commitments................
         2.03  Mandatory Reduction of Commitments.............................

Section 3.  Prepayments; Payments; Taxes......................................

         3.01  Voluntary Prepayments..........................................
         3.02  Mandatory Repayments and Commitment Reductions.................
         3.03  Method and Place of Payment....................................
         3.04  Net Payments...................................................

Section 4.  Conditions Precedent to the Restatement Effective Date
         and Loans on the Restatement Effective Date..........................

         4.01  Execution of Agreement; Notes..................................
         4.02  Officer's Certificate..........................................
         4.03  Opinions of Counsel............................................

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                                                                            Page


         4.04  Corporate Documents; Proceedings...............................
         4.05 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Employment Agreements; Collective Bargaining Agreements; Debt Agreements; Tax Sharing Agreements;
                  Affiliate Contracts and Material Contracts..................
         4.06  Consummation of the Reorganization Transaction.................
         4.07  Existing Credit Agreement......................................
         4.08  Subsidiaries Guaranty..........................................
         4.09  Holdings Pledge Agreement......................................
         4.10  Security Document Acknowledgment; Pledge Agreements; Security
                  Agreement...................................................
         4.11  Minimum Subscribers and Households.............................
         4.12  Material Adverse Change, etc...................................
         4.13  Litigation.....................................................
         4.14  Fees, etc......................................................
         4.15  Solvency Certificate; Insurance Analyses.......................
         4.16  Approvals......................................................
         4.17  Financial Statements; Projections; Management Letter Reports...
         4.18  Consent Letter.................................................
         4.19  Acquisitions...................................................

Section 5.  Conditions Precedent to All Credit Events.........................

         5.01  No Default; Representations and Warranties.....................
         5.02  Notice of Borrowing; Letter of Credit Request..................
         5.03  Permitted Acquisitions.........................................
         5.04  Material Adverse Change, etc...................................
         5.05  Litigation.....................................................
         5.06  Borrowing Base Certificate.....................................

Section 6.  Representations, Warranties and Agreements........................

         6.01  Corporate Status...............................................
         6.02  Corporate Power and Authority..................................
         6.03  No Violation...................................................
         6.04  Governmental Approvals.........................................
         6.05  Financial Statements; Financial Condition; Undisclosed
                  Liabilities; Projections; etc...............................
         6.06  Litigation.....................................................
         6.07  True and Complete Disclosure...................................
         6.08  Use of Proceeds; Margin Regulations............................
         6.09  Tax Returns and Payments.......................................
         6.10  Compliance with ERISA..........................................
         6.11  The Security Documents.........................................
         6.12  Material Contracts.............................................
         6.13  Properties.....................................................
         6.14  Capitalization.................................................
         6.15  Subsidiaries...................................................
         6.16  Compliance with Statutes, etc..................................
         6.17  Investment Company Act.........................................
         6.18  Public Utility Holding Company Act.............................
         6.19  Environmental Matters..........................................
         6.20  Labor Relations................................................
         6.21  Patents, Licenses, Franchises and Formulas.....................
         6.22  Indebtedness...................................................
         6.23  Restrictions on or Relating to Subsidiaries....................
         6.24  The Transaction and Permitted Acquisitions.....................
         6.25  Year 2000 Reprogramming........................................

Section 7.  Affirmative Covenants.............................................

         7.01  Information Covenants..........................................
         7.02  Books, Records and Inspections.................................
         7.03  Maintenance of Property, Insurance.............................
         7.04  Corporate Franchises...........................................
         7.05  Compliance with Statutes, etc..................................
         7.06  Compliance with Environmental Laws.............................
         7.07  ERISA..........................................................
         7.08  End of Fiscal Years; Fiscal Quarters...........................
         7.09  Performance of Obligations.....................................
         7.10  Payment of Taxes...............................................
         7.11  Interest Rate Protection.......................................
         7.12  Use of Proceeds................................................
         7.13  Acceptable Subordinated Debt...................................
         7.14  Intellectual Property Rights...................................
         7.15  Permitted Acquisitions.........................................
         7.16  Registry.......................................................
         7.17  Additional Security; Further Assurances........................
         7.18  Senior Seller Notes............................................

Section 8.  Negative Covenants................................................

         8.01  Liens..........................................................
         8.02  Consolidation, Merger, Purchase or Sale of Assets, etc.........
         8.03  Dividends......................................................
         8.04  Indebtedness...................................................
         8.05  Advances, Investments and Loans................................
         8.06  Transactions with Affiliates...................................
         8.07  Capital Expenditures...........................................
         8.08  Net Adjusted Consolidated Indebtedness to Qualified Paying
                  Subscriber Ratio............................................
         8.09  Adjusted Consolidated Senior Indebtedness to Qualified Paying
                  Subscriber Ratio............................................
         8.10  Net Subscriber Acquisition Cost................................
         8.11  Fixed Charge Coverage Ratio....................................

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                                                                            Page


         8.12  Annualized Adjusted Consolidated Interest Coverage Ratio.......
         8.13  Consolidated Interest Coverage Ratio...........................
         8.14  Net Adjusted Consolidated Indebtedness to Pro Forma Annualized
                  Adjusted Consolidated EBITDA................................
         8.15  Adjusted Consolidated Senior Indebtedness to Pro Forma
                  Annualized Adjusted Consolidated EBITDA.....................
         8.16  Net Adjusted Consolidated Indebtedness to Pro Forma Annualized
                  Consolidated EBITDA.........................................
         8.17  Adjusted Consolidated Senior Indebtedness to Pro Forma
                  Annualized Consolidated EBITDA..............................
         8.18 Limitation on Voluntary Payments and Modification of Existing Indebtedness; Limitation on Modifications of Certificate of
                  Incorporation, By-Laws and Certain Other Agreements; etc....
         8.19  Limitation on Certain Restrictions on Subsidiaries.............
         8.20  Limitation on Issuance of Capital Stock........................
         8.21  Business.......................................................
         8.22  Limitation on Creation of Subsidiaries.........................

Section 9.  Events of Default.................................................

         9.01  Payments.......................................................
         9.02  Representations, etc...........................................
         9.03  Covenants......................................................
         9.04  Default Under Other Agreements.................................
         9.05  Bankruptcy, etc................................................
         9.06  ERISA..........................................................
         9.07  Security Documents.............................................
         9.08  Guaranties.....................................................
         9.09  Judgments......................................................
         9.10  Change in Control..............................................
         9.11  DBS Agreement; NRTC Agreements; FCC Licenses...................

Section 10.  Definitions and Accounting Terms.................................

         10.01  Defined Terms.................................................

Section 11.  The Agents.......................................................

         11.01  Appointment...................................................
         11.02  Nature of Duties..............................................
         11.03  Lack of Reliance on the Administrative Agent, the
                   Syndication Agent and the Documentation Agent..............
         11.04  Certain Rights of the Administrative Agent and the
                   Syndication Agent..........................................
         11.05  Reliance......................................................
         11.06  Indemnification...............................................
         11.07  The Administrative Agent and the Syndication Agent in Their
                  Individual Capacities.......................................

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                                                                            Page


         11.08  Holders.......................................................
         11.09  Resignation by the Agents.....................................

Section 12.  Miscellaneous....................................................

         12.01  Payment of Expenses, Indemnities, etc.........................
         12.02  Right of Setoff...............................................
         12.03  Notices.......................................................
         12.04  Benefit of Agreement..........................................
         12.05  No Waiver; Remedies Cumulative................................
         12.06  Payments Pro Rata.............................................
         12.07  Calculations; Computations....................................
         12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                  WAIVER OF JURY TRIAL........................................
         12.09  Counterparts..................................................
         12.10  Effectiveness.................................................
         12.11  Headings Descriptive..........................................
         12.12  Amendment or Waiver...........................................
         12.13  Survival......................................................
         12.14  Domicile of Loans.............................................
         12.15  Post-Closing Obligations......................................
         12.16  Amendment and Restatement; Termination of Existing Credit
                  Agreement...................................................
         12.17 Additions of New Banks; Conversion of Existing Loans of Continuing Banks; Termination of Commitments of
                  Non-Continuing Banks........................................
         12.18  Entire Agreement; Successors and Assigns......................

Section 13.  Holdings Guaranty................................................

         13.01  The Guaranty..................................................
         13.02  Bankruptcy....................................................
         13.03  Nature of Liability...........................................
         13.04  Guaranty Absolute.............................................
         13.05  Independent Obligation........................................
         13.06  Authorization.................................................
         13.07  Reliance......................................................
         13.08  Subordination.................................................
         13.09  Waiver........................................................
         13.10  Binding Nature of Guaranty....................................
         13.11  Judgments Binding.............................................

SCHEDULE I     Commitments
SCHEDULE II    Existing Letters of Credit
SCHEDULE III   Projections
SCHEDULE IV    Tax Matters
SCHEDULE V     ERISA
SCHEDULE VI    Material Contracts
SCHEDULE VII   Real Property
SCHEDULE VIII  Capitalization
SCHEDULE IX    Subsidiaries
SCHEDULE X     Patents and Licenses
SCHEDULE XI    Existing Indebtedness
SCHEDULE XII   Insurance
SCHEDULE XIII  Existing Liens

EXHIBIT A      Notice of Borrowing
EXHIBIT B-1    Term Note
EXHIBIT B-2    Revolving Note
EXHIBIT C      Notice of Conversion
EXHIBIT D      Letter of Credit Request
EXHIBIT E      Section 3.04(b)(ii) Certificate
EXHIBIT F      Form of Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol
EXHIBIT G      Officers' Certificate of Credit Parties
EXHIBIT H      Subsidiaries Guaranty
EXHIBIT I-1    Holdings Pledge Agreement
EXHIBIT I-2    Partnership Pledge Agreement
EXHIBIT J      Security Documents Acknowledgment
EXHIBIT K      Solvency Certificate
EXHIBIT L      Consent Letter
EXHIBIT M      Borrowing Base Certificate
EXHIBIT N      Bank Assignment and Assumption Agreement

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 7, 1997, amended and restated as of May 8, 1998, among GOLDEN SKY HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware ("Holdings"), GOLDEN SKY SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), the Banks party hereto from time to time, BANQUE PARIBAS, as Syndication Agent, FLEET NATIONAL BANK, as Administrative Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as therein defined.


                              W I T N E S S E T H:


          WHEREAS, the Borrower, each of the Banks (excluding the New Banks), the Syndication Agent and the Administrative Agent are party to a Credit Agreement, dated as of July 7, 1997 (as the same has been amended, modified or supplemented prior to, but not including, the Restatement Effective Date, the "Existing Credit Agreement");

          WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement as herein provided;

          WHEREAS, the Borrower wishes to obtain a credit facility to (i) refinance Existing Loans, (ii) repay the Rocky Mountain Note, (iii) effect Permitted Acquisitions, (iv) pay Transaction Fees and Expenses, (v) provide for general corporate, capital expenditure and working capital purposes and (vi) issue Letters of Credit in an amount not to exceed the limits in Section 1A.01(c);

          WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;


          NOW, THEREFORE, IT IS AGREED:

          Section 1. Amount and Terms of Credit.

          1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with a Term Loan Commitment severally agrees (A) in the case of each Continuing Bank with a Term Loan Commitment, to convert into Term Loans (each a "Term Loan Conversion," and together, the "Term Loan Conversions"), on the Restatement Effective Date, Existing Term Loans made by such Continuing Bank to the Borrower pursuant to the Existing Credit Agreement and outstanding on the Restatement Effective Date and (B) in the case of New Banks with a Term Loan Commitment and in the case of any Continuing Bank whose Term Loan Commitment is greater than the aggregate outstanding principal amount of Existing Term Loans made by such Continuing Bank to the Borrower pursuant to the Existing Credit Agreement and outstanding on the Restatement Effective Date, prior to the Restatement Effective Date, on the Restatement Effective Date, to make a term loan (together with each Term Loan Conversion, each, a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans;

provided that (x) except as otherwise specifically provided in Section 1.10(b), all Term Loans comprising the same Borrowing shall at all times be of the same Type and (y) no Eurodollar Loans may be incurred prior to the Syndication Termination Date, (ii) shall not exceed for any Bank, in initial aggregate principal amount, that amount which equals the Term Loan Commitment of such Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 2.03(b)) and (iii) shall not exceed for all Banks at any time an aggregate principal amount which, when added to the aggregate amount of all outstanding Revolving Loans at such time, and all Letter of Credit Outstandings at such time and the aggregate outstanding amount of all other Net Adjusted Consolidated Indebtedness at such time, equals the Borrowing Base at such time. Once repaid, Term Loans incurred hereunder may not be reborrowed. To the extent that any Continuing Bank's Term Loan Commitment is less than the amount of Existing Term Loans made by such Continuing Bank to the Borrower pursuant to the Existing Credit Agreement and outstanding on the Restatement Effective Date immediately prior to the Restatement Effective Date, the proceeds of other Term Loans shall be used to repay such Continuing Bank the amount of such Continuing Bank's Existing Term Loans which exceeds such Term Loan Commitment.

          (b) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees (A) in the case of each Continuing Bank with a Revolving Loan Commitment, to convert into Revolving Loans (each a "Revolving Loan Conversion," and together, the "Revolving Loan Conversions"), on the Restatement Effective Date, Existing Revolving Loans made by such Continuing Bank to the Borrower pursuant to the Existing Credit Agreement and outstanding on the Restatement Effective Date and (B) in the case of New Banks with a Revolving Loan Commitment and in the case of any Continuing Bank whose Revolving Loan Commitment is greater than the aggregate outstanding principal amount of Revolving Loans made by such Continuing Bank to the Borrower pursuant to the Existing Credit Agreement and outstanding on the Restatement Effective Date, prior to the Restatement Effective Date, at any time and from time to time on or after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, to make a loan or loans (together with each Revolving Loan Conversion, each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that
(x) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and
(y) prior to the Syndication Termination Date, only Borrowings of Eurodollar Loans with an Interest Period of one week may be incurred, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Percentage and (y) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans), equals the Revolving Loan Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time that aggregate principal amount which, when added to the aggregate amount of all Letter of Credit Outstandings at such time and all outstanding Term Loans at such time and the aggregate outstanding amount of all other Net Adjusted Consolidated Indebtedness at such time, equals the Borrowing Base at such time.

          1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing hereunder shall not be less than the Minimum Borrowing Amount and, if greater, shall be in integral multiples of $250,000 in the case of Base Rate Loans and $500,000 in the case of Eurodollar Loans. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than eight (8) Borrowings of Eurodollar Loans.

          1.03 Notice of Borrowing. (a) Whenever the Borrower desires to make a Borrowing hereunder, it shall give the Administrative Agent at its Notice Office, prior to 10:00 A.M. (New York time) at least one (1) Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans and at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business
Day), (iii) whether the Loans being made pursuant to such Borrowing shall constitute Term Loans or Revolving Loans, (iv) whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto, and (v) the purposes for which the Loans being made pursuant to such Borrowing are to be used (i.e., either Permitted Acquisitions, repayment of Existing Indebtedness or working capital, capital expenditures or general corporate purposes). Any notice received after 10:00 A.M. (New York time) shall be deemed to be received on the next succeeding Business Day. The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters specified in the Notice of Borrowing.

          (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or the respective Issuing Bank (in the case of Letters of Credit) may, prior to receipt of written confirmation, act without liability upon the basis of telephonic notice believed by the Administrative Agent or the respective Issuing Bank (in the case of Letters of Credit) in good faith to be from the President, the Chief Executive Officer, Chief Financial Officer, General Counsel or Controller of the Borrower. In each such case, the Administrative Agent's or such Issuing Bank's record of the terms of such telephonic notice shall be conclusive absent manifest error.

          1.04 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing, each Bank with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified in writing by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower, until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the cost to the Administrative Agent of acquiring overnight federal funds and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Term Note" and, collectively, the "Term Notes") and (ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes").

          (b) The Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Term Loan Commitment of such Bank and be payable in the principal amount of the Term Loans evidenced thereby, (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 3.01, and mandatory repayment as provided in Section 3.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

          (c) The Revolving Note issued to each Bank with a Revolving Loan Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 3.01, and mandatory repayment as provided in Section 3.02 and (vii) be entitled to the benefits of this Agreement and the Guaranties and be secured by the Security Documents.

          (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or the making of an incorrect notation shall not affect the Borrower's obligations in respect of such Loans.

          1.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion at least equal to the Minimum Borrowing Amount of the outstanding principal amount of the Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one Type of Loan into a Borrowing or Borrowings (of the same Tranche) of the other Type of Loan; provided that:

               (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto;

               (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion;

               (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings than is permitted under Section 1.02; and

               (iv) prior to the Syndication Termination Date, Loans may be converted into Eurodollar Loans that have a one-week Interest Period.

Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") which notice shall be in the form of Exhibit C, appropriately completed to specify the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

          1.07 Pro Rata Borrowings. All Borrowings of Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their respective Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

          1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Quoted Rate for such Interest Period.

          (c) Following an Event of Default under Section 9.03 with respect to Sections 8.08 through 8.14, inclusive, or Section 8.20, or a Default under
Section 9.01 or Section 9.05, the unpaid principal amount of each Loan shall bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to the Base Rate Loans of the respective Tranche of Loans from time to time and (y) the rate which is 2% in excess of the rate borne by such Loans. In addition, overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to the Base Rate Loans of the respective Tranche of Loans from time to time and (y) the rate which is 2% in excess of the rate borne by such Loans. Interest which accrues under this Section 1.08(c) shall be payable on demand; provided, however, in no event shall the increased interest rate specified in the two preceding sentences be cumulative.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Day, (ii) in respect of each Eurodollar Loan on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (z) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand and (iv) in respect of each Existing Loan, on the Restatement Effective Date.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Quoted Rate for the Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          (f) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

          1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 10:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or, if available to each of the Banks (as determined by each such Bank in its sole discretion based on prevailing conditions in the interbank Eurodollar market on any date of determination thereof), nine or twelve month period provided that prior to the Syndication Termination Date, one week Interest Periods may be selected so long as all Interest Periods end on the same date, such date to occur prior to the Syndication Termination Date; provided that:

               (i) all Eurodollar Loans comprising a single Borrowing shall at all times have the same Interest Period;

               (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

               (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (v) no Interest Period for a Borrowing under a Tranche shall be selected which extends beyond the respective Maturity Date of such Tranche;

               (vi) no Interest Period may be selected at any time when any Default or Event of Default is then in existence;

               (vii) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loans will be required to be made under Section 3.02(A)(c) if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such Term Loans maintained as Eurodollar Loans which have Interest Periods expiring after such date will be in excess of the aggregate principal amount of such Term Loans then outstanding less the aggregate amount of such required prepayment;

               (viii) no Interest Period in respect of any Borrowing of Revolving Loans shall be selected which extends beyond any Scheduled Revolving Loan Commitment Reduction Date if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Revolving Loans maintained as Eurodollar Loans which have Interest Periods expiring after such date will be in excess of the aggregate principal amount of Revolving Loans then outstanding less the excess, if any, of the amount of the Scheduled Revolving Loan Commitment Reduction on such date over the Total Unutilized Revolving Loan Commitment; and

               (ix) no Interest Period (other than an Interest Period which is a one (1) week period) may be selected prior to the Syndication Termination Date.

If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans the Borrower has failed to elect a new Interest Period to be applicable to such Eurodollar Loans as provided above or a Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

               (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate; or

               (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Original Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank imposed by the jurisdiction in which its principal office or applicable lending office is located) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Quoted Rate) and/or (y) other circumstances since the Original Effective Date affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

               (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having the force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (if by telephone, promptly confirmed in writing) to the Borrower, and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (i) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii), cancel the respective Borrowing or conversion, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three
(3) Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan; provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time after the Original Effective Date hereof, any Bank determines that the introduction of or any change in applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c).

          1.11 Compensation. Holdings and the Borrower jointly and severally agree to compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made on the Restatement Effective Date or made pursuant to Section
3.02 or as a result of an acceleration of the Loans pursuant to Section 9) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b). A Bank's basis for requesting compensation pursuant to this Section, and a Bank's calculations of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

          1.12 Replacement of Banks. If any Bank becomes a Defaulting Bank then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with any other Bank or with one or more Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Agents and the Issuing Bank or, at the option of the Borrower, to replace the Commitments (and Loans outstanding pursuant thereto) of the Replaced Bank with identical Commitments (and Loans outstanding pursuant thereto) provided by the Replacement Bank; provided that:

               (i) at the time of any replacement pursuant to this Section 1.12, the Replacement Bank shall enter into one or more assignment agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of the Replaced Bank and, in the case of replacement of the Revolving Loan Commitment of the respective Bank, participations in Letters of Credit by, the Replaced Bank and in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans and
          (B) an amount equal to such Replaced Bank's Percentage of all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to
          Section 2.01 hereof, and (y) the Issuing Bank or Banks, an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) with respect to a Letter of Credit issued by such Issuing Bank to the extent such amount was not theretofore funded by such Replaced Bank; and

               (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full by the Borrower to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 7.16 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes, executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and (y) the Replaced Bank shall cease to constitute a Bank hereunder with respect to the Loans and Commitments so transferred, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank, and the Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement.

          Section 1A.  Letters of Credit.

          1A.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request any Issuing Bank at any time and from time to time on and after the Restatement Effective Date and prior to the third Business Day immediately preceding the Revolving Loan Maturity Date to issue, for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness, an irrevocable standby letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank in support of said L/C Supportable Indebtedness (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"); provided that the Borrower may request any Issuing Bank after the Restatement Effective Date to issue one or more Letters of Credit in support of the NRTC L/C Obligation (collectively, the "NRTC Letter of Credit"). All Letters of Credit shall be denominated in Dollars.

          (b) Each Issuing Bank (other than Fleet) may agree in its sole discretion and Fleet hereby agrees that it will (subject to the terms and conditions contained herein), at any time and from time to time after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit in support of such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder; provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

               (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it;

               (ii) such Issuing Bank shall have received a notice of the type described in the second sentence of Section 1A.03(b) from any Bank prior to the issuance of such Letter of Credit; or

               (iii) a Bank Default exists, unless such Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Bank's risk with respect to the Bank which is the subject of the Bank Default, including by cash collateralizing such Bank's Percentage of the Letter of Credit Outstandings.

Schedule II attached hereto contains a description of all letters of credit issued by an Issuing Bank pursuant to the Existing Credit Agreement and which are to remain outstanding on the Restatement Effective Date. Each such letter of credit, including any extension thereof (each an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement. Each Existing Letter of Credit shall be deemed issued for purposes of Sections 1A.04 and 2.01(b) through (d), inclusive, on the Restatement Effective Date.

          (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, prior to the issuance of, the respective Letter of Credit) at such time, would exceed (x) $20,000,000 (or $40,000,000 at any time after the Borrower shall have issued Acceptable Subordinated Debt), (y) when added to the aggregate principal amount of all Revolving Loans then outstanding, the Total Revolving Loan Commitment then in effect (after giving effect to any reductions to the Total Revolving Loan Commitment on such date) or (z) when added to the aggregate principal amount of all Revolving Loans then outstanding and the aggregate principal amount of all Term Loans then outstanding and the aggregate outstanding amount of all other Net Adjusted Consolidated Indebtedness at such time, the Borrowing Base at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs twelve
(12) months after the date of the issuance thereof (although any such Letter of Credit may be renewable for successive periods of up to twelve (12) months, but not beyond the Revolving Loan Maturity Date, on terms acceptable to the Issuing
Bank) and (y) the third Business Day immediately preceding the Revolving Loan Maturity Date.

          1A.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit shall be not less than $1,000,000 or such lesser amount as is acceptable to the Issuing Bank.

          1A.03 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least ten (10) Business Days' (or such shorter period as is acceptable to the respective Issuing Bank in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit D (each a "Letter of Credit Request"). The Issuing Bank shall promptly transmit copies of each Letter of Credit Request to each Bank.

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 1A.01(c). Unless the Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in
Section 5 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 1A.01(c), then such Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary practices.

          1A.04 Letter of Credit Participations. (a) Immediately upon the issuance by the respective Issuing Bank of any Letter of Credit or on the Restatement Effective Date with respect to Existing Letters of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than such Issuing Bank (each such Bank, in its capacity under this Section 1A.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Banks pursuant to Section 12.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 1A.04 to reflect the new Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall not have any obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower or any Bank.

          (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 1A.05(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Participant's Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office of the Administrative Agent for the account of such Issuing Bank in Dollars such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Administrative Agent for the account of such Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Issuing Bank such other Participant's Percentage of any such payment.

          (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Bank any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based on the proportionate aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) The obligations of the Participants to make payments to the Administrative Agent for the account of each Issuing Bank with respect to Letters of Credit issued shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

               (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agents, any Participant, or any other Person, whether in connection with this

          Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

               (v) the occurrence of any Default or Event of Default.

          1A.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to such Issuing Bank at such location as may otherwise have been agreed upon by the Borrower and such Issuing Bank), for any payment or disbursement made by such Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank is reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus 4 1/4%, in each case with such interest to be payable on demand.

          (b) The obligations of the Borrower under this Section 1A.05 to reimburse the respective Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as Issuing Bank or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

          1A.06 Increased Costs. If at any time after the Original Effective Date hereof any Issuing Bank or any Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by such Issuing Bank or any Participant, or any corporation controlling such Person, with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by such Issuing Bank or participated in by any Participant, or (ii) impose on such Issuing Bank or any Participant, or any corporation controlling such Person, any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to such Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by such Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Such Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 1A.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant, although failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1A.06. The certificate required to be delivered pursuant to this Section 1A.06 shall, absent manifest error, be final, conclusive and binding on the Borrower.

          Section 2. Commitment Commission; Fees; Reductions of Commitment.

          2.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Bank with a Revolving Loan Commitment a commitment commission (the "Commitment Commission") for the period from and including the Restatement Effective Date to and excluding the Revolving Loan Maturity Date (or such earlier date as the Total Commitment shall have been terminated) computed at a rate for each day equal to 1/2 of 1% per annum on the daily Unutilized Revolving Loan Commitment of such Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Commitment is terminated.

          (b) The Borrower agrees to pay to each Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank hereunder (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit (which in the case of the Existing Letters of Credit shall be the Restatement Effective Date) to and including the date of termination of such Letter of Credit, equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $500.

Accrued Facing Fees shall be due and payable in arrears to the Issuing Bank in respect of each Letter of Credit issued by it on each Quarterly Payment Date and the date of the termination of the Total Revolving Loan Commitment on which no Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to the Administrative Agent for distribution to each Bank with a Revolving Loan Commitment a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit (which in the case of the Existing Letters of Credit shall be the Restatement Effective
Date) to and including the date of termination of such Letter of Credit, computed at a rate per annum equal to the product of (x) the Applicable Eurodollar Rate Margin for Revolving Loans and (y) the daily Stated Amount of such Letter of Credit. Letter of Credit Fees shall be distributed by the Administrative Agent to the Banks on the basis of the respective Percentages as in effect from time to time. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date of the termination of the Total Revolving Loan Commitment on which no Letters of Credit remain outstanding.

          (d) The Borrower hereby agrees to pay in immediately available funds directly to the Issuing Bank upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by the Issuing Bank such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which the Issuing Bank is customarily charging for issuances of, drawings under (including wire charges) or amendments of, letters of credit issued by it or such alternative amounts as may have been agreed upon in writing by the Borrower and the Issuing Bank.

          (e) Notwithstanding anything to the contrary contained in this Agreement or in the Existing Credit Agreement, all unpaid Fees under, and as defined in, the Existing Credit Agreement (including, without limitation, all Commitment Commission as defined in the Existing Credit Agreement) accrued to the Restatement Effective Date (immediately prior to giving effect thereto) shall be payable on the Restatement Effective Date.

          (f) The Borrower shall pay to the Agents, for their accounts, such other fees and other consideration as have been agreed to in writing by the Borrower or any of its Subsidiaries and one or both of the Agents.

          2.02 Voluntary Termination of Unutilized Commitments. Upon at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment in whole or in part; provided that
(i) each such reduction shall apply proportionately to reduce the Revolving Loan Commitment of each Bank with such a Commitment, (ii) any partial reduction pursuant to this Section 2.02 shall be in integral multiples of at least $1,000,000 in the case of reductions to the Total Unutilized Revolving Loan Commitment, and (iii) any partial reduction of the Total Unutilized Revolving Loan Commitment pursuant to this Section 2.02 shall apply to reduce the amount of the then-remaining Scheduled Revolving Loan Commitment Reductions in inverse order of maturity.

          2.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Term Loan Commitment and the Revolving Loan Commitment of each Bank with such a Commitment) shall terminate on May 15, 1998 unless the Restatement Effective Date has occurred on or before such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Bank with such a Commitment) shall terminate in its entirety on the Restatement Effective Date (after giving effect to the incurrence of Term Loans on such date).

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank with such a Commitment) shall terminate in its entirety on the Revolving Loan Maturity Date.

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank with such a Commitment) shall be reduced at the time any payment is required to be made on the principal amount of Revolving Loans (or would be required to be made if Revolving Loans were then outstanding) pursuant to Section 3.02(B)(a), by an amount equal to the maximum amount of Revolving Loans that would be required to be repaid pursuant to Section 3.02(B)(a) assuming that Revolving Loans were outstanding in an aggregate principal amount equal to the Total Revolving Loan Commitment. All reductions to the Total Revolving Loan Commitment pursuant to this Section 2.03(d) shall be applied to reduce the amount of then-remaining Scheduled Revolving Loan Commitment Reductions in inverse order of maturity.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, on each date set forth below (each, a "Scheduled Revolving Loan Commitment Reduction Date"), the Revolving Loan Commitment shall be permanently reduced by the amount set forth opposite such date (each such reduction, as such reduction may have been reduced pursuant to Section 2.02 and/or 2.03(d), a "Scheduled Revolving Loan Commitment Reduction"):

      Scheduled Revolving Loan Commitment Reduction Amount Date

                     June 30, 2000                         $4,312,500
                     September 30, 2000                    $4,312,500
                     December 31, 2000                     $4,312,500
                     March 31, 2001                        $4,312,500
                     June 30, 2001                         $5,750,000
                     September 30, 2001                    $5,750,000
                     December 31, 2001                     $5,750,000
                     March 31, 2002                        $5,750,000
                     June 30, 2002                         $7,187,500
                     September 30, 2002                    $7,187,500
                     December 31, 2002                     $7,187,500
                     March 31, 2003                        $7,187,500
                     June 30, 2003                         $8,625,000
                     September 30, 2003                    $8,625,000
                     December 31, 2003                     $8,625,000
                     March 31, 2004                        $8,625,000
                     June 30, 2004                        $11,500,000

          (f) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 2.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank with such a Commitment.

          Section 3. Prepayments; Payments; Taxes.

          3.01 Voluntary Prepayments. The Borrower shall have the right to prepay Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions:

               (i) the Borrower shall give the Administrative Agent prior to 10:00 A.M. (New York time) at its Notice Office at least three (3) Business Days' prior written notice in the case of Eurodollar Loans and one (1) Business Day's prior written notice in the case of Base Rate Loans of its intent to prepay the Loans, whether Term Loans or Revolving Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks;

               (ii) each prepayment shall be in an aggregate principal amount of at least the applicable Minimum Borrowing Amount and, if greater, in integral multiples of $500,000; provided that no partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount;

               (iii) no prepayments of Eurodollar Loans made pursuant to this
          Section 3.01 may be made on a day other than the last day of an Interest Period applicable thereto;

               (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and

               (v) each prepayment of Term Loans pursuant to this Section 3.01 shall be applied to reduce the then remaining Scheduled Repayments in inverse order of maturity.

          3.02 Mandatory Repayments and Commitment Reductions.

          (A) Requirements:

          (a) If any Borrowing Base Certificate shall disclose the existence of a Borrowing Base Deficiency, the Borrower shall on the date of delivery of the Borrowing Base Certificate in accordance with Section 5.06, repay the principal of the Revolving Loans outstanding in an aggregate amount equal to the Borrowing Base Deficiency and, to the extent such Revolving Loans have been repaid in full, and, to the extent such Borrowing Base Deficiency continues to exist after such repayment, the Borrower shall pay to the Administrative Agent at its Payment Office an amount of cash or Cash Equivalents equal to such excess, such cash or Cash Equivalents to be held as security for all Obligations of the

Borrower hereunder with respect to the Letter of Credit Outstandings in a cash collateral account established and maintained (including the investments made pursuant thereto) by the Administrative Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Administrative Agent (the "Letter of Credit Cash Collateral Account"). In the event that a Borrowing Base Deficiency continues to exist after such repayment and cash collateralization, the Borrower shall not be required to make any further repayments in connection with such Borrowing Base Deficiency. In the event that cash and Cash Equivalents held in the Letter of Credit Cash Collateral Account exceed the amount of the Borrowing Base Deficiency, then, so long as there shall exist no Default or Event of Default, such excess amount shall be returned to the Borrower.

          (b) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans and Letter of Credit Outstandings at such time exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay the principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at its Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess, such cash or Cash Equivalents to be held as security for all Obligations of the Borrower hereunder in the Letter of Credit Cash Collateral Account.

          (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 3.02(A), the Borrower shall repay on each date set forth below (provided that if any date set forth below is not a Business Day then the repayment shall occur on the first Business Day immediately succeeding such date set forth below) the principal amount of Term Loans, to the extent then outstanding, set forth below opposite such date (each such repayment as the same may be reduced as provided in Sections 3.01 and 3.02(B), a "Scheduled Repayment"):

         Scheduled Term Loan Repayment Date                    Amount

                     June 30, 2001                            $87,500
                     September 30, 2001                       $87,500
                     December 31, 2001                        $87,500
                     March 31, 2002                           $87,500
                     June 30, 2002                            $87,500
                     September 30, 2002                       $87,500
                     December 31, 2002                        $87,500
                     March 31, 2003                           $87,500
                     June 30, 2003                           $175,000
                     September 30, 2003                      $175,000
                     December 31, 2003                       $175,000
                     March 31, 2004                          $175,000
                     June 30, 2004                         $2,100,000
                     September 30, 2004                   $10,500,000
                     December 31, 2004                    $10,500,000
                     March 31, 2005                       $10,500,000

          (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 3.02, on the date of the receipt thereof by Holdings or any of its Subsidiaries, an amount equal to:

               (i) 100% of the cash proceeds (net of underwriting discounts and commissions and all other reasonable costs associated with such transaction) from any sale or issuance after the Restatement Effective Date of equity of Holdings or any Subsidiary of Holdings (other than proceeds from issuances of Holdings Common Stock to shareholders, directors and employees of Holdings and its Subsidiaries and other individuals as a result, in each case, of the exercise of any options or warrants of up to $500,000 in the aggregate in any fiscal year); and

               (ii) 100% of the cash proceeds (net of underwriting discounts and commissions, loan fees and all other reasonable costs associated with such transaction) from any incurrence of any Indebtedness by Holdings or any Subsidiary of Holdings (other than Indebtedness permitted by Sections 8.04(i) through (vi), inclusive, it being understood that Indebtedness permitted pursuant to Section 8.04(vii) shall be required to be applied as provided in Section 3.02(B) as said Sections are in effect on the Restatement Effective Date), shall be applied as provided in Section 3.02(B).

          (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 3.02, on or prior to each Excess Cash Flow Payment Date, an amount equal to the Excess Cash Flow Recapture Percentage of Excess Cash Flow of Holdings and its Subsidiaries for the relevant Excess Cash Flow Payment Period shall be applied as provided in Section 3.02(B).

          (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 3.02, (A) on each date after the Restatement Effective Date on which Holdings or any Subsidiary of Holdings receives cash proceeds from any sale of assets (including capital stock and securities other than capital stock) the proceeds from the sale of which is recaptured (or would be recaptured except for the parenthetical continued therein) under Section 3.02(A)(d) but excluding (i) sales of inventory in the ordinary course of business, (ii) sales of assets so long as the aggregate amount of Net Sale Proceeds excluded pursuant to this clause (ii) does not exceed $100,000 in the aggregate for all such asset sales in any fiscal year of Holdings and (iii) Permitted Acquisition Cash Collateralized Amounts (so long as the aggregate deposits in the Permitted Acquisition Cash Collateral Account from proceeds of sales of assets shall not exceed an amount equal to $10,000,000 per year and shall not exceed a maximum aggregate amount equal to $30,000,000 during any rolling five-year period), an amount equal to 100% of the Net Sale Proceeds thereof shall be applied as provided in Section 3.02(B); (B) on any date on which there shall exist an Event of Default, all Permitted Acquisition Cash Collateralized Amounts shall be applied as provided in Section 3.02(B) and (C) on the 180th day after which amounts were deposited into the Permitted Acquisition Cash Collateral Account, to the extent any such amounts have not been utilized to effect a Permitted Acquisition in accordance with Section 7.15, all such amounts held in such account shall be applied as provided in Section 3.02(B).

          (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 3.02, on each date after the Restatement Effective Date of the receipt thereof by Holdings or any Subsidiary of Holdings, an amount equal to 100% of the cash proceeds of any Recovery Event (net of reasonable costs incurred in connection with such Recovery Event (including the estimated marginal increase in income taxes which will be payable as a result of such Recovery Event by Holdings or any Subsidiary of Holdings)) shall be applied as provided in Section 3.02(B); provided that proceeds from Recovery Events not in excess of $250,000 in the aggregate for all Recovery Events occurring on and after the Restatement Effective Date, and prior to the date on which there are no outstanding Obligations, shall not be required to be so applied on such date; provided further, that proceeds from Recovery Events in excess of $250,000 in the aggregate for all Recovery Events occurring on or after the Restatement Effective Date and prior to the day on which there are no outstanding Obligations, shall not be required to be so applied on such date to the extent that the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within a period specified in such certificate not to exceed 180 days after the date of receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended); and provided further, that if all or any portion of such proceeds not so applied pursuant to Section 3.02(B) are not so used within the period specified in the proviso, such remaining portion shall be applied on the last day of such specified period as provided in Section 3.02(B). Notwithstanding the forgoing, so long as on the date of such Recovery Event and during the period commencing on such date and ending on the date on which the repurchase of Holdings Capital Stock referred to below is effected there shall exist no Default or Event of Default, proceeds from a Recovery Event relating to the Weary Key-Man Life Insurance, occurring on or after the Restatement Effective Date and prior to the date on which there are no outstanding Obligations shall not be required to be applied as provided in Section 3.02(B) on such date to the extent that the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to (i) purchase all the Holdings Capital Stock previously owned by the person in respect of whose life such insurance proceeds were paid and (ii) appoint a replacement Chief Executive Officer of the Borrower, both within a period not to exceed 180 days after the date of receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended); provided that if all or any portion of such proceeds not so applied pursuant to
Section 3.02(B) are not so used within such 180 day period, such remaining portion shall be applied on the last day of such specified period as provided in
Section 3.02(B).

          (h) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 3.02(A), on each date upon which Holdings or any of its Subsidiaries receives cash proceeds pursuant to any agreement or understanding relating to any Permitted Acquisition, including, without limitation, indemnification or similar payments and post-closing adjustments, but excluding in each case post-closing working capital adjustments and reimbursement of out-of-pocket costs and expenses, an amount equal to 100% of such proceeds (net of reasonable expenses incurred in connection with obtaining such proceeds and the estimated marginal increase in income taxes payable in respect thereof) shall be applied as provided in Section 3.02(B).

          (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 3.02(A), on the date of the receipt thereof by Holdings or any of its Subsidiaries, an amount equal to 100% of the proceeds of any Tax Refund (net of reasonable expenses incurred in connection with obtaining same and the estimated marginal increase in income taxes payable as a result thereof) shall be applied as provided in Section 3.02(B); provided that any refunds of estimated taxes paid in the ordinary course of business in excess of the actual amount of taxes owing shall not be required to be so applied.

          (j) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 3.02(A), on the date of the receipt thereof by Holdings or any of its Subsidiaries of a Pension Plan Refund, an amount equal to 100% of such Pension Plan Refund (net of reasonable expenses incurred in connection with obtaining same and the estimated marginal increase in income taxes payable in respect thereof) shall be applied as provided in Section 3.02(B).

          (k) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans of each respective Tranche shall be repaid in full on the Maturity Date for such Tranche.

          (B) Application:

          (a) Each mandatory repayment of Loans pursuant to Sections 3.02(A)(d)(ii), (e) through (g), inclusive (other than in the case of proceeds of a Recovery Event relating to the Weary Key-Man Life Insurance), and (i) through (j), inclusive, shall be applied:

               (i) first, to prepay the principal of outstanding Revolving Loans (with a corresponding reduction to the Total Revolving Loan Commitment) and Term Loans on a pro rata basis based on the aggregate principal amount of all Term Loans outstanding at such time and the then Total Revolving Loan Commitment;

               (ii) second, to cash collateralize Letter of Credit Outstandings by depositing cash into the Letter of Credit Cash Collateral Account in an amount equal to such Letter of Credit Outstandings (with a corresponding reduction to the Total Revolving Loan Commitment); and

               (iii) third, to reduce the remaining (i.e., after giving effect to all prior reductions thereto, including, without limitation, the reductions theretofore effected pursuant to the preceding clauses (i) and (ii)) Total Revolving Loan Commitment (it being understood and agreed that the amount of such reductions shall be deemed to be an application of proceeds for purposes of this Section 3.02(B)(a)(iii) even though cash is not actually applied).

          (b)(I) Each mandatory repayment of Loans pursuant to Section 3.02(A)(d)(i) shall be applied:

               (i) until the first anniversary of the Restatement Effective Date (and so long as there shall exist no Default or Event of Default, in which case all such mandatory repayments shall be applied in accordance with Section 3.02(B)(a)), to prepay the principal of outstanding Revolving Loans (without a corresponding reduction to the Total Revolving Loan Commitment), and second, to cash collateralize Letter of Credit Outstandings by depositing cash into the Letter of Credit Cash Collateral Account in an amount equal to such Letter of Credit Outstandings (without a reduction to the Total Revolving Loan Commitment) and to the extent no Revolving Loans are then outstanding and there are no Letter of Credit Outstandings, the Borrower may retain the proceeds which otherwise would have applied to such Revolving Loans or Letter of Credit Outstandings; and

               (ii) after the first anniversary of the Restatement Effective Date (and so long as there shall exist no Default or Event of Default, in which case all such mandatory repayments shall be applied in accordance with Section 3.02(B)(a)), 50% of the amount to be applied shall be applied in the same manner as if such proceeds were to be applied in accordance with Section 3.02(B)(a) and the remaining 50% shall be applied in the same manner as it would be applied in accordance with Section 3.02(B)(b)(i), except that to the extent Revolving Loans in such amount are not outstanding and there are no Letter of Credit Outstandings, such excess amounts shall be deposited in the Permitted Acquisition Cash Collateral Account.

          (II) Each mandatory repayment of Loans pursuant to Section 3.02(A)(d)(ii) arising from the receipt of proceeds of Indebtedness permitted by
Section 8.04(vii) shall be applied to prepay the principal of outstanding Revolving Loans (without a corresponding reduction to the Total Revolving Loan Commitment) and to the extent no Revolving Loans are then outstanding, the Borrower may retain the proceeds which otherwise would have been applied to such Revolving Loans; provided, however, to the extent that the aggregate principal amount of Acceptable Subordinated Debt issued by the Borrower exceeds $150,000,000, then 50% of such excess amount shall be applied in accordance with
Section 3.02(B)(a) with the remaining amount of such proceeds being applied in accordance with this Section 3.02(B)(b)(II) (without giving effect to this proviso).

          (c) Each mandatory repayment of Loans pursuant to Section 3.02(A)(g) arising from the receipt of proceeds of a Recovery Event relating to the Weary Key-Man Life Insurance shall be applied: (i) the first $3,000,000 shall be applied in the same manner as if such proceeds were to be applied in accordance with Section 3.02(B)(a) and (ii) 50% of the remaining amount shall be applied in the same manner as it would be applied in accordance with Section 3.02(B)(a) and (so long as there shall exist no Default or Event of Default, in which case all such mandatory repayments shall be applied in accordance with Section 3.02(B)(a)) the remaining 50% may be retained by the Borrower.

          (d) Each mandatory repayment of Loans pursuant to Section 3.02(A)(h) shall, so long as there shall exist no Default or Event of Default, in which case all such mandatory repayments shall be applied in accordance with Section 3.02(B)(a), be applied to prepay the principal of outstanding Revolving Loans (without a corresponding reduction to the Total Revolving Loan Commitment), and second, to cash collateralize Letter of Credit Outstandings by depositing cash into the Letter of Credit Cash Collateral Account in an amount equal to such Letter of Credit Outstandings (without a reduction to the Total Revolving Loan Commitment) and to the extent no Revolving Loans are then outstanding and there are no Letter of Credit Outstandings, the Borrower may retain the proceeds which otherwise would have applied to such Revolving Loans or Letter of Credit Outstandings.

          (e) All mandatory repayments of Revolving Loans pursuant to this
Section 3.02(B) (and mandatory reductions to the Total Revolving Loan Commitment) shall be applied to reduce the then-remaining Scheduled Revolving Loan Commitment Reductions in inverse order of maturity and all mandatory repayments of Term Loans pursuant to this Section 3.02(B) shall be applied to reduce the then-remaining Scheduled Repayments in inverse order of maturity.

          (f) Notwithstanding anything to the contrary contained in this Section
3.02 or elsewhere in this Agreement (including, without limitation, in Section 12.12), the Borrower shall have the option, in its sole discretion, to give the Banks with outstanding Terms Loans the option to waive a mandatory repayment of such Loans pursuant to Section 3.02, in each case, upon the terms and provisions set forth in this Section 3.02. If the Borrower elects to exercise the option referred to in the preceding sentence, the Borrower shall give to the Administrative Agent written notice of its intention to give the Banks the right to waive a mandatory repayment at least five (5) Business Days prior to such repayment, which notice the Administrative Agent shall promptly forward to all Banks with outstanding Term Loans (indicating in such notice the amount of such repayment to be applied to each such Bank's outstanding Term Loans). The Borrower's offer to permit such Banks to waive any such mandatory repayment may apply to all or part of such repayment, provided that any offer to waive part of such repayment must be made ratably to such Banks on the basis of their outstanding Term Loans. In the event any such Bank desires to waive such Bank's right to receive any such mandatory repayment, in whole or in part, such Bank shall so advise the Administrative Agent no later than the close of business two
(2) Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such Bank desires to receive in respect of such repayment. If any Bank does not reply to the Administrative Agent within the two (2) Business Days, it will be deemed not to have waived any part of such repayment. If any Bank does not specify an amount it wishes to receive, it will be deemed to have accepted 100% of the total payment. In the event that any such Bank waives all or part of such right to receive any such mandatory repayment, the Administrative Agent shall apply 100% of the amount so waived by such Bank to the Revolving Loans in accordance with Section 3.02(B).

          (g) With respect to each repayment of Loans required by this Section 3.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made; provided that: (i) repayments of Eurodollar Loans pursuant to this Section 3.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a single Borrowing shall be applied pro rata among such Loans. In the absence of a designation by such Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          3.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          3.04 Net Payments. (a) All payments made by Holdings or the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Holdings and the Borrower jointly and severally agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, Holdings and the Borrower jointly and severally agree to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. Holdings and the Borrower jointly and severally will furnish to the Administrative Agent within forty-five (45) days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by Holdings and the Borrower jointly and severally. Holdings and the Borrower jointly and severally agree to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Section 3.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 3.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form or certificate, in which case such Bank shall not be required to deliver any such form or certificate pursuant to this Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 3.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided the Borrower the Internal Revenue Service Forms required to be provided the Borrower pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04, the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          Section 4. Conditions Precedent to the Restatement Effective Date and Loans on the Restatement Effective Date. The obligation of each Bank to make Loans on the Restatement Effective Date is subject at the time of such Loan to the satisfaction of the following conditions unless any of such conditions are waived by the Agents:

          4.01 Execution of Agreement; Notes. On or prior to the Restatement Effective Date (i) this Agreement shall have become effective as provided in
Section 12.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Term Note or Revolving Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

          4.02 Officer's Certificate. On the Restatement Effective Date, the Agents shall have received a certificate dated the Restatement Effective Date signed on behalf of each Credit Party by the President, the Chief Financial Officer, the General Counsel or any Vice President of such Credit Party and which certificate, in the case of the Borrower, shall state that all of the conditions in Sections 4.06, 4.07(iii) and (iv) (with respect to 4.07(iii)), 4.11, 4.12, 4.13, 4.14, 4.16, 4.19, 5.01, 5.03 (if a Permitted Acquisition will be consummated on the Restatement Effective Date) and 5.04 have been satisfied on such date; provided that the certificate shall not be required to certify as to the acceptability of any items to the Agents and/or the Banks or as to whether the Agents and/or the Banks are satisfied with any of the matters described in said Sections.

          4.03 Opinions of Counsel. On the Restatement Effective Date, the Agents shall have received from Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel to the Borrower and its Subsidiaries, an opinion addressed to the Agents, the Collateral Agent and each of the Banks and dated the Restatement Effective Date covering the matters set forth in Exhibit F and such other matters incident to the transactions contemplated herein as the Agents may reasonably request.

          4.04 Corporate Documents; Proceedings. (a) On the Restatement Effective Date, the Agents shall have received a certificate, dated the Restatement Effective Date, signed by the President or any Vice President of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit G with appropriate insertions, together with copies of the Certificate of Incorporation, By-Laws or other organizational documents of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be acceptable to the Agents and the Required Banks in their sole discretion.

          (b) On the Restatement Effective Date, all corporate and legal proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Agents and the Required Banks, and the Agents shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Agents or the Required Banks may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          4.05 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Employment Agreements; Collective Bargaining Agreements; Debt Agreements; Tax Sharing Agreements; Affiliate Contracts and Material Contracts. To the extent that documents previously delivered to the Banks in connection with Section 4.05 of the Existing Credit Agreement have undergone material changes or that such documents have not been so delivered, on or prior to the Restatement Effective Date, there shall have been delivered to the Banks true and correct copies, certified as true and complete by an appropriate officer of the Borrower of the following documents:

               (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in
          Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan); and all other employee benefit plans, or any other similar plans or arrangements for the benefit of employees of the Borrower or any Subsidiary of the Borrower and any profit sharing plans and deferred compensation plans of the Borrower or any Subsidiary of the Borrower (collectively, the "Employee Benefit Plans");

               (ii) all agreements entered into by the Borrower or any Subsidiary of the Borrower governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to their capital stock (collectively, the "Shareholders' Agreements");

               (iii) all agreements with members of, or with respect to the, management of the Borrower or any Subsidiary of the Borrower other than Employment Agreements (collectively, the "Management Agreements");

               (iv) any employment agreements entered into by the Borrower or any Subsidiary of the Borrower (collectively, the "Employment Agreements");

               (v) all collective bargaining agreements applying or relating to any employee of the Borrower or any Subsidiary of the Borrower (collectively, the "Collective Bargaining Agreements");

               (vi) all agreements evidencing or relating to Indebtedness of the Borrower or any Subsidiary of the Borrower whether or not such agreement is to remain outstanding after giving effect to the incurrence of Loans on the Restatement Effective Date (collectively, the "Debt Agreements");

               (vii) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any Subsidiary of the Borrower (collectively, the "Tax Sharing Agreements");

               (viii) all contracts, agreements or understandings entered into between the Borrower or any of its Subsidiaries on the one hand, and any of its Affiliates, on the other hand (collectively, the "Affiliate Contracts"); and

               (ix) all material contracts and licenses of the Borrower or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction, including, without limitation, all NRTC Agreements, all leases pursuant to which the Borrower or any of its Subsidiaries are lessees and all agreements, letters of intent and memoranda of understanding with respect to the acquisition or sale by the Borrower of any assets which are unconsummated and in effect (collectively, the "Material Contracts");

all of which Plans, Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements, Debt Agreements, Tax Sharing Agreements, Affiliate Contracts and Material Contracts shall be in form and substance satisfactory to the Agents and the Required Banks and shall be in full force and effect on the Restatement Effective Date.

          4.06 Consummation of the Reorganization Transaction. On or prior to the Restatement Effective Date, there shall have been delivered to the Agents true and correct copies of all Reorganization Transaction Documents, and all terms and provisions of such Reorganization Transaction Documents shall be in form and substance satisfactory to the Agents. The Reorganization Transaction shall have been consummated in accordance with all applicable law and the Reorganization Transaction Documents.

          4.07 Existing Credit Agreement. On the Restatement Effective Date, (i) each Continuing Bank shall have converted its Existing Loans as contemplated by
Section 1.01, (ii) the Borrower shall have paid all interest and fees (including commitment fees) owing under the Existing Credit Agreement through the Restatement Effective Date, (iii) the Borrower shall have repaid to any Continuing Bank and any Non-Continuing Bank all amounts owing to it, including without limitation, all Existing Loans (not being converted in the case of Continuing Banks), interest thereon, fees and expenses, if any, set forth in
Section 1.11 and (iv) the Agents shall have received evidence in form, scope and substance satisfactory to them that the matters set forth in this Section 4.07 have been satisfied on the Restatement Effective Date.

          4.08 Subsidiaries Guaranty. On the Restatement Effective Date, each Subsidiary of the Borrower (excluding the South Plains DBS Limited Partnership and DCE Satellite Entertainment, LLC, in each case so long as (i) neither such partnership nor such limited liability company is a Wholly-Owned Subsidiary of the Borrower and (ii) the Borrower does not own a sufficient equity interest in such partnership or sufficient membership interests in such limited liability company to require such partnership or limited liability company, as the case may be, to act otherwise) shall have executed and delivered a guaranty agreement, substantially in the form of Exhibit H (the "Subsidiaries Guaranty").

          4.09 Holdings Pledge Agreement. On the Restatement Effective Date, Holdings (i) shall have executed and delivered a pledge agreement substantially in the form of Exhibit I-1 (the "Holdings Pledge Agreement") and (ii) shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledged Securities referred to in the Holdings Pledge Agreement, then owned by Holdings, together with executed and undated irrevocable stock powers with respect to the Pledged Securities.

          4.10 Security Document Acknowledgment; Pledge Agreements; Security Agreement. (a) On the Restatement Effective Date, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered either original Security Documents, if not previously executed by such party, or, if such has been previously executed by such party, an assumption and acknowledgment in the form of Exhibit J (the "Security Documents Acknowledgment") with respect to the Borrower/Subsidiary Pledge Agreement, the Security Agreement and the Collateral Assignment of Marketing and Distribution Agreements, which assumption and acknowledgment, among other things, (i) acknowledges and agrees that the "Obligations" (as defined in each of such documents) include all of the Obligations under this Agreement after giving effect to the Restatement Effective Date, (ii) acknowledges and agrees that, after giving effect to the Restatement Effective Date, each of the Security Documents shall remain in full force and effect in accordance with the respective terms thereof and (iii) has confirmatory schedules attached thereto with respect to all of the information required to be provided on the schedules to the Security Documents, and each of the Borrower and each Subsidiary Guarantor shall have taken all actions reasonably requested by the Collateral Agent (including, without limitation, the obtaining of UCC-11's or equivalent reports and the preparation, execution and delivery of UCC-1's, UCC-2's or UCC-3's to be filed) in connection with the granting of liens pursuant to the Security Documents.

          (b) On the Restatement Effective Date, the Collateral Agent, as pledgee shall have in its possession all of the Pledged Securities referred to in the Holdings Pledge Agreement, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, and each Pledge Agreement shall be in full force and effect.

          (c) On the Restatement Effective Date, (i) no filings, recordings, registrations or other actions (other than as set forth in Section 4.10(a)(ii)) shall be necessary to maintain the perfection and priority of the security interests granted pursuant to the Security Documents in the Collateral covered thereby, and (ii) the Banks shall have received evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Documents have been taken.

          4.11 Minimum Subscribers and Households. The Agents shall have received evidence satisfactory to them that, on and as of the Restatement Effective Date, the Borrower's franchise service area includes no less than (a) 117,000 subscribers and (b) 1,220,000 households.

          4.12 Material Adverse Change, etc. Since December 31, 1997, nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Agents or the Required Banks shall determine (a) could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or the Agents, or on the ability of the Borrower or any of its Subsidiaries to perform their obligations to the Agents and the Banks under this Agreement or any other Credit Document, (b) could reasonably be expected to have a materially adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole or (c) indicates the inaccuracy in any material respect of the information previously provided to the Agents or the Banks (taken as a whole) in connection with their analysis of the transactions contemplated hereby or indicates that the information previously provided omitted to disclose any material information.

          4.13 Litigation. On the Restatement Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Document or any documentation executed in connection herewith or with respect to the transactions contemplated hereby, or which the Agents or Required Banks shall determine could reasonably be expected to have a materially adverse effect on the Transaction or on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          4.14 Fees, etc. On the Restatement Effective Date, the Borrower shall have paid in full to the Agents and the Banks all costs, fees and expenses (including, without limitation, all legal fees and expenses) payable to the Agents and the Banks to the extent then due pursuant hereto or as otherwise agreed between the Borrower and the Agents.

          4.15 Solvency Certificate; Insurance Analyses. On the Restatement Effective Date, the Borrower shall cause to be delivered to the Agents and the
Banks:

               (i) a certificate from the Chief Financial Officer of the Borrower, in the form of Exhibit K hereto, supporting the conclusions that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, that each Credit Party, and all Credit Parties taken as a whole, as the case may be, are not insolvent and will not be rendered insolvent by the Indebtedness incurred in connection therewith, will not be left with unreasonably small capital with which to engage in Credit Party businesses and will not have incurred debts beyond their ability to pay such debts as they mature; and

               (ii) evidence (including, without limitation, certificates with respect to each insurance policy listed on Schedule XII) of insurance, complying with the requirements of Section 7.03, with respect to the executives, business and properties of the Borrower and its Subsidiaries, in scope, form and substance satisfactory to the Agents and the Required Banks and naming each of the Collateral Agent, the Agents and the Banks as an additional insured and the Collateral Agent as loss payee and stating that such insurance shall not be canceled or revised without thirty (30) days' prior written notice by the insurer to the Collateral Agent.

          4.16 Approvals. All necessary governmental and third party approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein (including, but not limited to, those approvals required in respect of existing permits, landlord consents and transfers of contract rights) shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the sole judgment of the Agents or the Required Banks, adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunction relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents, the making of the Loans or the issuance of Letters of Credit.

          4.17 Financial Statements; Projections; Management Letter Reports. (a) On or prior to the Restatement Effective Date, the Banks shall have received:

               (i) the consolidated balance sheet of the Borrower or Holdings, as the case may be, as at December 31, 1996 and December 31, 1997 and the related consolidated statements of earnings and stockholders' equity and cash flows of such Person, as applicable for the fiscal periods ended as of said dates, which statements have been examined by KPMG Peat Marwick LLP, which is an independent certified public accountant, which delivered unqualified opinions in respect thereto; and

               (ii) the pro forma (after giving effect to the Transaction) consolidated balance sheet of Holdings as at February 28, 1998, all of which financial statements referred to in clause (i) and (ii) shall be prepared in accordance with generally accepted accounting principles consistent with past practices and shall be in form and substance satisfactory to the Agents and the Required Banks, and shall not disclose any material adverse differences in the business, properties, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole from that previously disclosed to the Agents and the Required Banks.

          (b) On the Restatement Effective Date, the Banks shall have received detailed consolidated financial projections, certified by the Chief Financial Officer of the Borrower, for Holdings and its Subsidiaries, which include the projected consolidated results of Holdings, after giving effect to the Transaction and the other transactions contemplated herein, for the period commencing on the Restatement Effective Date and ending after the Term Loan Maturity Date (the "Projections"), which Projections, and the supporting assumptions and explanations thereto, and the accounting practices and procedures to be utilized by Holdings following the Restatement Effective Date, shall be satisfactory in form and substance to the Agents and the Required Banks and shall be as set forth on Schedule III hereto.

          (c) On or prior to the Restatement Effective Date, the Agents shall have received a copy of any "management letter" received by Holdings or any of its Subsidiaries from its certified public accountants since the Original Effective Date.

          4.18 Consent Letter. The Agents shall have received a letter from Corporation Service Company, with offices on the date hereof at 80 State Street, Albany, New York 12207, substantially in the form of Exhibit L hereto, indicating its consent to its appointment by Holdings and its Subsidiaries as their agent to receive service of process as specified in Section 12.08 of this Agreement.

          4.19 Acquisitions. The Agents shall have received a schedule of all acquisitions of DirecTV franchises since the Original Effective Date and shall be satisfied that all such acquired entities (excluding the South Plains DBS Limited Partnership and DCE Satellite Entertainment, LLC, in each case so long as (i) neither such partnership nor such limited liability company is a Wholly-Owned Subsidiary and (ii) the Borrower does not own a sufficient equity interest in such partnership or sufficient membership interests in such limited liability company to require such partnership or limited liability company, as the case may be, to act otherwise) shall have executed and delivered the appropriate Subsidiaries Guaranty and Security Documents and that the Collateral Agent for the benefit of the Secured Creditors has a valid and perfected first priority security interest in all assets and capital stock of such entities.

          Section 5. Conditions Precedent to All Credit Events. The obligation of each Bank to make Loans (including Loans made on the Restatement Effective
Date) and the obligation of an Issuing Bank to issue any Letter of Credit is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          5.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (except to the extent such representations specifically relate to earlier dates in which case such representations shall be correct in all material respects on and as of such dates).

          5.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

          (b) Prior to the issuance of each Letter of Credit, the Issuing Bank shall have received a Letter of Credit Request meeting the requirements of
Section 1A.03.

          5.03 Permitted Acquisitions. Prior to the making of each Revolving Loan, the proceeds of which are to be utilized to effect, in whole or in part, a Permitted Acquisition, (i) all conditions to such Permitted Acquisition set forth in Section 7.15 and in the definition thereof shall have been satisfied and the President or any other senior executive officer of the Borrower shall have delivered an officer's certificate certifying that such conditions have been met and (ii) the Total Unutilized Revolving Loan Commitment shall be at least $15,000,000.

          5.04 Material Adverse Change, etc. Nothing shall have occurred since December 31, 1997 (and the Banks shall have become aware of no facts or conditions not previously known) which the Agents or the Required Banks shall determine (i) could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or the Agents, or on the ability of the

Borrower or any Subsidiary of the Borrower to perform its obligations to the Banks under this Agreement or any other Credit Document or (ii) which could reasonably be expected to have a materially adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          5.05 Litigation. At the time of each such Credit Event and also after giving effect thereto, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any other Credit Document executed in connection herewith or the transactions contemplated hereby or which the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          5.06 Borrowing Base Certificate. On the date of each Credit Event, the Agents shall have received a borrowing base certificate of the Borrower in the form of Exhibit M (each a "Borrowing Base Certificate"), with respect to the Qualified Paying Subscribers and the Subscribers to be Acquired of the Borrower and its Subsidiaries as of the last day of the immediately preceding month (after giving effect to the Credit Events being contemplated and the transactions contemplated hereby and by the other Credit Documents) certified by the Chief Financial Officer of the Borrower.

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Banks that all the conditions specified in Section 4 and in this Section 5 and applicable to such Credit Event exist as of that time; provided that such acceptance of benefits of each Credit Event shall not constitute a representation and warranty by the Borrower as to the acceptability of any items to the Agents and/or the Banks or as to whether the Agents and/or the Banks are satisfied with any of the matters described in such sections. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 4 and in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and, unless otherwise specified, shall be in form and substance satisfactory to the Banks.

          Section 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement on the Restatement Effective Date and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower makes the following representations, warranties and agreements as to itself and as to each of its Subsidiaries (to the extent applicable), as of the Restatement Effective Date (both before and after giving effect to the Credit Events occurring on such date, the Transaction and the other transactions contemplated by the Documents, and all references to the Borrower herein and elsewhere in this Agreement, shall, unless otherwise specifically indicated, be references to the Borrower after giving effect to the Transaction) and as of the date of each subsequent Credit Event which representations, warranties and agreements shall survive the execution and delivery of this Agreement and the Notes and any subsequent Credit Event, with the occurrence of each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct on and as of the Restatement Effective Date and on the date of each such Credit Event (except to the extent such representations specifically relate to earlier dates in which case such representations shall be correct in all material respects on and as of such dates):

          6.01 Corporate Status. Each of Holdings and its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualifications except for failures to be so qualified which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          6.02 Corporate Power and Authority. Each of Holdings and its Subsidiaries has the corporate power to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each of Holdings and its Subsidiaries has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          6.03 No Violation. Neither the execution, delivery or performance by Holdings or any of its Subsidiaries of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument to which Holdings or its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or similar organizational documents) of Holdings or any of its Subsidiaries. Neither the execution, delivery or performance by Holdings or any of its Subsidiaries of the Documents (other than the Credit Documents) to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable material law, statute, rule or regulation or any material order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of Holdings or any of its

Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which Holdings or its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or similar organizational documents) of Holdings or any of its Subsidiaries.

          6.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Restatement Effective Date and are in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document. No material order, consent, approval, license, authorization or validation of, or material filing, recording or registration with (except as have been obtained or made on or prior to the Restatement Effective Date and are in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document (other than the Credit Documents) or
(ii) the legality, validity, binding effect or enforceability of any such Document (other than the Credit Documents).

          6.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheet of the Borrower as at December 31, 1996 and Holdings as at December 31, 1997, and the related statements of earnings and stockholders' equity and cash flows for the fiscal period ended as of such date, in the case of the annual statements, have been examined by KMPG Peat Marwick LLP, which is an independent certified public accountant, which delivered unqualified opinions in respect thereto, copies of all of which financial statements referred to in the preceding clause have heretofore been furnished to each Bank, present fairly in all material respects the financial position of the Borrower or Holdings, as the case may be, and their respective Subsidiaries at the dates of said statements and the results of operations for the period covered thereby. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements and with respect to interim financial statements, subject to normal year end adjustments. Since December 31, 1997, there has been no material adverse change in the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries as a whole.

          (b) On and as of the Restatement Effective Date, on a pro forma basis after giving effect to the Transaction and all other transactions contemplated to take place on or prior to the Restatement Effective Date and to all Indebtedness (including the Loans) being incurred in connection with the Transaction, and Liens created, and to be created, by each Credit Party in connection therewith: (a) the sum of the assets (including all intangible assets), at a fair market valuation, of each Credit Party will exceed its debts;
(b) no Credit Party has incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and (c) each Credit Party will have sufficient capital with which to conduct its business. For purposes of this Section 6.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (c) Except as fully reflected in the financial statements and the notes related thereto described in Section 6.05(a) there were as of the Restatement Effective Date (and after giving effect to the Transaction and the other transactions contemplated hereby and by the Documents) no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to have a materially adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole. As of the Restatement Effective Date, neither Holdings nor any of its Subsidiaries knows of any basis for the assertion against Holdings or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements and the notes related thereto described in Section 6.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Restatement Effective Date (and after giving effect to the Transaction) none of Holdings or any of its Subsidiaries will have any outstanding Indebtedness or preferred stock other than (i) the Loans, (ii) the Existing Indebtedness and (iii) 418,000 shares of Series A Convertible Participating Preferred Stock of Holdings and 228,500 shares of Series B Convertible Participating Preferred Stock of Holdings.

          (d) On and as of the Restatement Effective Date, the Projections have been prepared in good faith by the Borrower and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading or which fail to take into account material information regarding the matters reported therein. On the Restatement Effective Date, the Borrower believes that the Projections were reasonable and attainable (although actual results may differ from the Projections and no representation is made that the Projections will in fact be attained).

          6.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Holdings and its Subsidiaries, threatened (i) with respect to any Document, or (ii) that are reasonably likely to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          6.07 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings or any of its Subsidiaries in writing to any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein (including, without limitation, in connection with the issuance of Acceptable Subordinated Debt) is, and all other such factual information (taken as a whole with all information previously furnished) hereafter furnished by or on behalf of Holdings or any of its Subsidiaries in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact.

          6.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans and up to $100,000,000 of the proceeds of Revolving Loans incurred by the Borrower on the Restatement Effective Date shall be used by the Borrower to (i) repay Existing Loans, accrued interest thereon, breakage costs and fees relating thereto and relating to the Existing Letters of Credit, (ii) repay the Rocky Mountain Note, (iii) pay Transaction Fees and Expenses and (iv) provide for working capital purposes. Proceeds of Revolving Loans incurred after the Restatement Effective Date shall be used by the Borrower only to effect Permitted Acquisitions and for general corporate, capital expenditure and working capital purposes.

          (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          6.09 Tax Returns and Payments. Each of Holdings and each of its Subsidiaries has timely filed or caused to be timely filed (including pursuant to any valid extensions of time for filing) with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Holdings and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of Holdings and its Subsidiaries for the periods covered thereby. Each of Holdings and each of its Subsidiaries has paid, or have provided adequate reserves in accordance with generally accepted accounting principles for all material taxes (including, without limitation, all withholding taxes) payable by them which have become due or will become due for the current fiscal year through the date hereof. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of Holdings or any of its Subsidiaries, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. Except as set forth on Schedule IV, as of the Restatement Effective Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of a material amount of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither Holdings nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby.

                  6.10 Compliance with ERISA. Schedule V sets forth each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither Holdings nor any of its Subsidiaries Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Holdings, any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, there exist no liabilities of Holdings, its Subsidiaries and/or its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, its Subsidiaries, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings, any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          6.11 The Security Documents. (a) The provisions of the Security Documents (other than the Pledge Agreements) are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the respective Credit Parties in the Collateral described therein and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected Lien on, and security interest in, all right, title and interest of the respective Credit Parties, in all of the Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under federal and state law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the filing of the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective under federal and state law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. Each of the Credit Parties party to the Security Agreement has good and merchantable title to all Collateral described therein, free and clear of all Liens except those described above in this clause (a).

          (b) The security interests created in favor of the Collateral Agent, as Pledgee for the benefit of the Secured Creditors, under the Pledge Agreements constitute first perfected security interests in the Pledged Securities described in the Pledge Agreements, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreements.

          6.12 Material Contracts. All Material Contracts of Holdings and each of its Subsidiaries as of the Restatement Effective Date are listed on Schedule VI.

          6.13 Properties. Each of Holdings and each of its Subsidiaries has good and merchantable title to all properties owned by them, including all property reflected in the consolidated pro forma balance sheet (after giving effect to the Transaction) referred to in Section 6.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by Section 8.02), free and clear of all Liens, other than (i) as referred to in the consolidated balance sheet or in the notes thereto or in the pro forma balance sheet or (ii) otherwise permitted by
Section 8.01. Schedule VII contains a true and complete list of each parcel of Real Property owned or leased by Holdings and each of its Subsidiaries on the Restatement Effective Date, and the type of interest therein held by Holdings and/or its Subsidiaries.

          6.14 Capitalization. On the Restatement Effective Date, after giving effect to the Transaction, the authorized capital stock of (a) Holdings consists of (i) 1,000,000 shares of common stock, $.01 par value per share ("Holdings Common Stock"), 100 of which shares are issued and outstanding, (ii) 1,293,800 shares of designated preferred stock, $.01 par value per share, of which (a) 418,000 shares have been designated as Series A Convertible Participating Preferred stock ("Holdings Series A Convertible Preferred Stock"), all of which are issued and outstanding, (b) 418,000 shares have been designated as Series A Redeemable Preferred Stock ("Holdings Series A Redeemable Preferred Stock"), none of which are issued, (c) 228,500 shares have been designated as Series B Convertible Participating Preferred Stock ("Holdings Series B Convertible Preferred Stock"), of which 228,442 shares are issued and outstanding, (d) 228,500 shares have been designated as Series B Redeemable Preferred Stock ("Holdings Series B Redeemable Preferred Stock"), none of which are issued, and
(iii) 300,000 shares of undesignated preferred stock, $.01 par value per share ("Holdings Undesignated Preferred Stock") and (b) the Borrower consists of 1,000 shares of common stock, $.01 par value per share ("Borrower Common Stock"), all of which shares are issued and outstanding. Such Holdings Common Stock, Borrower Common Stock, Holdings Series A Convertible Preferred Stock and Holdings Series B Convertible Preferred Stock is owned in the amounts, and by the Persons, set forth on Schedule VIII. Except as set forth in Schedule VIII, all of such outstanding shares have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. Except as set forth in this Section and on Part A of Schedule VIII, on the Restatement Effective Date, neither Holdings, the Borrower nor any Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          6.15 Subsidiaries. Schedule IX hereto lists each Subsidiary of Holdings, and the direct and indirect ownership interest of Holdings therein, in each case existing on the Restatement Effective Date.

          6.16 Compliance with Statutes, etc. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except with respect to each of the foregoing such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          6.17 Investment Company Act. None of Holdings and any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          6.18 Public Utility Holding Company Act. None of Holdings and any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.19 Environmental Matters. (a) Holdings and each of its Subsidiaries have complied with, and on the date of such Credit Event are in compliance with, in all respects, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except such noncompliances which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole. There are no past, pending or, to the best knowledge of Holdings or any of its Subsidiaries, threatened material Environmental Claims against Holdings or any of its Subsidiaries or any Real Property currently owned or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences concerning the business or operations of Holdings or any of its Subsidiaries or any Real Property owned or operated at any time by Holdings or any of its Subsidiaries or, to the knowledge of Holdings or any of its Subsidiaries, any property adjoining any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law except such Environmental Claims and restrictions which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          (b) Neither Holdings nor any of its Subsidiaries has, at any time, generated, used, treated, stored, transported or released Hazardous Materials on, to or from any Real Property at any time owned, leased or at any time operated by Holdings or any of its Subsidiaries.

          (c) There are no underground storage tanks located on any Real Property owned or operated by Holdings or any of its Subsidiaries the existence of which could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          6.20 Labor Relations. None of Holdings and any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on Holdings and its Subsidiaries taken as a whole. There is (i) no significant unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings, threatened against any of them and (ii) no significant strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings, threatened against Holdings or any of its Subsidiaries.

          6.21 Patents, Licenses, Franchises and Formulas. (a) Except as set forth in Schedule X, Holdings, together with its Subsidiaries, has a license to use or otherwise has the right to use, free and clear of pending or threatened Liens, all the material patents, patent applications, trademarks, service marks, trade names, trade secrets, copyrights, proprietary information, computer programs, data bases, licenses, franchises and formulas, or rights with respect to the foregoing (collectively, "Intellectual Property"), and has obtained all licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          (b) Neither Holdings nor any of its Subsidiaries has knowledge of any claim by any third party contesting the validity, enforceability, use or ownership of the Intellectual Property, or of any existing state of facts that would support a claim that use by Holdings or any of its Subsidiaries of any such Intellectual Property has infringed or otherwise violated any Intellectual Property right of any other Person and, that to the best knowledge of Holdings and its Subsidiaries, no claim is threatened except, in each case, for such claims that could not individually or in the aggregate reasonably be expected to have a material adverse affect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          6.22 Indebtedness. Schedule XI sets forth a true and complete list of all Indebtedness and preferred stock (other than the Loans and Convertible Preferred Stock) of Holdings and each of its Subsidiaries as of the Restatement Effective Date after giving effect to the Transaction and the other transactions contemplated hereby (the "Existing Indebtedness"), in each case showing the aggregate amount thereof and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt. None of the Existing Indebtedness was incurred in connection with, or in contemplation of, the Transaction or the other transactions contemplated hereby.

          6.23 Restrictions on or Relating to Subsidiaries. There does not exist any encumbrance or restriction on the ability of (i) any Subsidiary of Holdings to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary of Holdings, or to pay any Indebtedness owed to Holdings or a Subsidiary of Holdings, (ii) any Subsidiary of Holdings to make loans or advances to Holdings or any of its Subsidiaries or (iii) any Subsidiary of Holdings to transfer any of its properties or assets to Holdings or any Subsidiary of Holdings, except for such encumbrances or restrictions existing under or by reason of (x) applicable law, (y) this Agreement and the other Credit Documents or (z) provisions restricting assignment of any contract by which Holdings or a Subsidiary of Holdings is bound.

          6.24 The Transaction and Permitted Acquisitions. All aspects of the Transaction have been effected in accordance with the Documents and applicable law except for such non-compliances as could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole. At the time of the consummation thereof, each Permitted Acquisition and the issuance of the Acceptable Subordinated Debt shall have been effected in accordance with the documents relating to such Permitted Acquisition or issuance of Acceptable Subordinated Debt, as the case may be, and all applicable law except for such non-compliances as could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Transaction and any Permitted Acquisition and the issuance of the Acceptable Subordinated Debt shall have been obtained, given, filed or taken and are in full force and effect (or effective judicial relief with respect thereto has been obtained) except for such consents, approvals, filings, and registrations, or other actions the failure to obtain, give, file or take as could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Transaction or any Permitted Acquisition or the issuance of the Acceptable Subordinated Debt. Additionally, at the time of consummation thereof, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Transaction or any Permitted Acquisition.

          6.25 Year 2000 Reprogramming. Any reprogramming required to permit the proper functioning, in and following the year 2000, of the Borrower's or any of its Subsidiaries', or, to the knowledge of the Borrower, NRTC's or DirecTV's (i) computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's, NRTC's or DirecTV's systems interface) and the testing of all such systems and equipment, as so reprogrammed, shall be completed by April 1, 1999. The costs to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 (including, without limitation, reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are, and to the knowledge of the Borrower, the computer and management information systems of NRTC and DirecTV are, and with ordinary course upgrading and maintenance will continue to be for the term of this Agreement, sufficient to permit the Borrower and its Subsidiaries to conduct its business without such conduct resulting in a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          Section 7. Affirmative Covenants. Each of Holdings and the Borrower covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans and Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

          7.01 Information Covenants. Holdings will furnish to each Bank:

               (a) Monthly Reports. Within fortyfive (45) days after the end of each fiscal month other than the last such month of any fiscal quarter of Holdings, the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such month and for the elapsed portion of the fiscal year ended with the last day of such month and the related consolidated and consolidating statements of income for such month and for the elapsed portion of the fiscal year ended with the last day of such month and a statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month and elapsed portion of such fiscal year for the prior fiscal year and comparable budgeted figures for such period as well as subscriber information (including, without limitation, with respect to new subscribers and disconnected subscribers) and the amount of MDU Investments (and a break-down thereof) for such period and, upon request of either Agent, a management discussion and analysis of such results, all of which shall be certified by the Chief Financial Officer or Controller of Holdings, subject to normal year-end audit adjustments.

               (b) Quarterly Financial Statements. Within forty-five (45) days after the close of each quarterly accounting period in each fiscal year of Holdings, the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of income, stockholders' equity and cash flows, in each case for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year and comparable budgeted figures for such period as well as subscriber information (including, without limitation, with respect to new subscribers and disconnected subscribers) and the amount of MDU Investments (and a break-down thereof) for such period and the period commencing on the Restatement Effective Date and a management discussion and analysis of such results, all of which shall be certified by the Chief Financial Officer or Controller of Holdings, subject to normal year-end audit adjustments.

               (c) Annual Financial Statements. Within 120 days after the close of each fiscal year of Holdings, the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal year and setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such period as well as subscriber information (including, without limitation, with respect to new subscribers and disconnected subscribers) and the amount of MDU Investments (and a break-down thereof) for such period and the period commencing on the Restatement Effective Date and a management discussion and analysis of such results, certified, (x) in the case of the consolidating statements, by the chief financial officer or controller of Holdings and (y) in the case of the consolidated financial statements of Holdings and its Subsidiaries, by KMPG Peat Marwick, LLP or any of the "big six" or other independent certified public accountants of recognized national standing reasonably acceptable to the Agents, together with a signed opinion of such accounting firm (which opinion shall not be qualified as to the scope of the audit or the status of Holdings or any Subsidiary of Holdings as a going concern in any respect) stating that in the course of its regular audit of the financial statements of Holdings which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

               (d) Management Letters. Promptly after the receipt thereof by Holdings or any Subsidiary of Holdings, a copy of any "management letter" received by Holdings or any Subsidiary of Holdings from its certified public accountants.

               (e) Budgets. As soon as available but in no event later than thirty (30) days after the first day of each fiscal year of Holdings, a budget for Holdings and its Subsidiaries in form customarily prepared by Holdings (including budgeted statements of earnings and sources and uses of cash and balance sheets and budgeted acquisitions of franchises) prepared by Holdings for each calendar month of such fiscal year in reasonable detail with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of the Chief Financial Officer or Controller of Holdings to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

               (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 7.01(a), (b) and (c), a certificate of the Chief Financial Officer or Controller of Holdings and the Borrower to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate, (x) in the case of certificates delivered pursuant to Section 7.01(b) or (c), shall set forth the calculations required to establish whether Holdings and the Borrower were in compliance with the provisions of Sections 2.03, 3.02, 7.15, 8.02, 8.04, 8.05, 8.07,
          8.08 through 8.17, inclusive, at the end of such fiscal quarter or year, as the case may be, and (y) in the case of certificates delivered pursuant to Section 7.01(c), the amount of Excess Cash Flow for the relevant Excess Cash Flow Payment Period.

               (g) Notice of Default or Litigation. Promptly, and in any event within three (3) Business Days after an officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental investigation or proceeding pending (x) against any of Holdings or its Subsidiaries which could reasonably be expected to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole or (y) with respect to any Document and (iii) any other event which could reasonably be expected to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

               (h) Other Reports and Filings. Promptly upon transmission thereof, copies of any financial information, proxy materials and other information and reports, if any, which Holdings or any of its Subsidiaries (x) has filed with the Securities and Exchange Commission or any successor thereto (the "SEC") or (y) has delivered to holders of, or any agent or trustee with respect to, Indebtedness of Holdings or any of its Subsidiaries in its capacity as such a holder, agent, or trustee or (z) has delivered to any shareholder in its capacity as a shareholder.

               (i) Environmental Matters. Promptly upon, and in any event within three (3) Business Days after an officer of Holdings or of any of its Subsidiaries obtains knowledge thereof, notice of any of the following environmental matters (i) any pending or threatened material Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated at any time by Holdings or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated at any time by Holdings or any of its Subsidiaries that (a) could reasonably be anticipated to result in a material noncompliance by Holdings or any of its Subsidiaries with any material applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of a material Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries; (iii) any condition or occurrence on any material Real Property owned or operated by Holdings or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and
          (iv) the taking of any removal or remedial action in response to a material Release or material threatened Release or the actual or alleged presence of any Hazardous Material on or from any Real

          Property owned or operated at any time by Holdings or any of its Subsidiaries in each case as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or such Subsidiary's response thereto. In addition, Holdings will provide the Banks with copies of all material communications with any government or governmental agency relating to material Environmental Claims, all material communications with any person relating to material Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Required Banks.

               (j) Annual Meetings with Banks. Within 150 days after the close of each fiscal year of the Borrower, the Borrower shall, at the request of either Agent or Required Banks, hold a meeting (at a mutually agreeable location and time) with all Banks who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year of Holdings and its Subsidiaries.

               (k) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or any of its Subsidiaries, as the Agents, or the Required Banks may reasonably request.

          7.02 Books, Records and Inspections. Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity with United States generally accepted accounting principles and all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agents or any Bank to visit and inspect, under guidance of officers of Holdings or of such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of Holdings or such Subsidiary and discuss the affairs, finances and accounts of Holdings or of such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Agents or such Bank may request.

          7.03 Maintenance of Property, Insurance. (a) Schedule XII sets forth a true and complete listing of all insurance maintained by Holdings and each of its Subsidiaries as of the Restatement Effective Date. Holdings will, and will cause each of its Subsidiaries to, (i) keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain with financially sound and reputable insurance companies key-man life insurance, liability insurance and insurance on all its property in at least such amounts and against at least such risks as are described on Schedule XII and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried. The provisions of this Section 7.03 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

          (b) Holdings will at all times keep, and will cause each of its Subsidiaries to keep, its property insured in favor of the Collateral Agent, and all policies (including mortgage policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings or its Subsidiaries (other than employee benefit insurance)) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and naming the Collateral Agent, the Agents and each Bank as an additional insured) with respect to Collateral, (ii) shall state that such insurance policies shall not be canceled or revised in a manner adverse to the Banks without thirty (30) days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent, (iv) shall contain the standard noncontributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage, (v) shall provide that any losses shall be payable notwithstanding (A) any act or neglect of Holdings or any of its Subsidiaries,
(B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent. If Holdings or any of its Subsidiaries shall fail to insure its property in accordance with this Section 7.03, or if Holdings or any of its Subsidiaries shall fail to endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower jointly and severally agrees, to reimburse the Collateral Agent for all costs and expenses of procuring such insurance.

          7.04 Corporate Franchises. Holdings will do, and will cause each of its Subsidiaries to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; provided, however, that nothing in this Section
7.04 shall prevent the withdrawal by Holdings or any Subsidiary of Holdings of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, properties, operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          7.05 Compliance with Statutes, etc. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          7.06 Compliance with Environmental Laws. (a) Holdings will comply, and will cause each of its Subsidiaries to comply, in all material respects with all material Environmental Laws applicable to ownership or use of the Real Property, will promptly pay or cause the Borrower to pay all costs and expenses incurred in such compliance, and will keep or cause to be kept all such Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws. None of Holdings and any Subsidiary of Holdings will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property, or transport or permit the transportation of Hazardous Materials to or from any Real Property, other than in compliance in all material respects with applicable law.

          (b) At the request of the Agents or the Required Banks at any time and from time to time during the existence of this Agreement: (i) if an Event of Default exists under this Agreement, (ii) upon the reasonable belief by the Agents that Holdings or any of its Subsidiaries has breached any representation or covenant herein with respect to any environmental matters and such breach is continuing, or (iii) in the event notice is provided under Section 7.01(i) herein, Holdings will cause the Borrower to, and the Borrower will, provide, at its sole cost and expense (or will cause the relevant Subsidiary to provide at its sole cost and expense), an environmental site assessment report reasonable in scope concerning any Real Property of Holdings or its Subsidiaries, prepared by an environmental consulting firm approved by the Agents and the Required Banks, indicating the presence or Release of Hazardous Materials on or from any of the Real Property and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same after thirty (30) days' notice, the Agents may order the same, and the Borrower shall grant and hereby grants to the Agents and the Banks and their agents access to such Real Property and specifically grants the Agents and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment all at the Borrower' expense, which assessments, if obtained, will be provided to the Borrower.

          7.07 ERISA. As soon as possible and, in any event, within ten (10) days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will cause the Borrower to, and the Borrower will, deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary of Holdings or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, such Subsidiary of Holdings, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings, any Subsidiary of Holdings or any ERISA Affiliate has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64,
 .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following thirty (30) days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under

Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. Holdings will cause the Borrower to, and the Borrower will, deliver to each of the Banks (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than ten (10) days after the date such report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by Holdings, the Subsidiary or the ERISA Affiliate, as applicable.

          7.08 End of Fiscal Years; Fiscal Quarters. Holdings will cause its, and each of its Subsidiaries', fiscal years to end on December 31 and each of its, and each of its Subsidiaries', first three fiscal quarters to end on March 30, June 30 and September 30.

          7.09 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non- performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          7.10 Payment of Taxes. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties would otherwise attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of Holdings or any of its Subsidiaries not otherwise permitted under Section 8.01; provided that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          7.11 Interest Rate Protection. Holdings will cause the Borrower to, and the Borrower will, no later than 120 days following the Restatement Effective Date, enter into arrangements acceptable to the Agents establishing a fixed or maximum interest rate acceptable to the Agents for an aggregate notional amount of at least an amount equal to 50% of Net Adjusted Consolidated Indebtedness at any time, and from time to time, for a period of at least three
(3) years after the Restatement Effective Date; provided, however, that the outstanding principal amount of Acceptable Subordinated Debt less the amount of Cash Interest Reserves shall be counted as acceptable arrangements for establishing a fixed interest rate acceptable to the Agents.

          7.12 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 6.08.

          7.13 Acceptable Subordinated Debt. In connection with the issuance of Acceptable Subordinated Debt, the Agents shall receive, as early as practicable (but in any event not later than thirty (30) days prior to the printing of the preliminary offering circular for such Acceptable Subordinated Debt), the initial terms and conditions of such Acceptable Subordinated Debt and shall receive on a regular basis after receipt of such initial terms and conditions, all revisions thereto. The Agents and their counsel shall receive, prior to the issuance of Acceptable Subordinated Debt, all drafts of the Acceptable Subordinated Debt Documents which shall be in form and substance satisfactory to the Agents. The Agents and Banks shall receive (i) certified final copies of all of the Acceptable Subordinated Debt Documents, (ii) reliance letters with respect to all legal opinions delivered by counsel to the Borrower in connection with the issuance of the Acceptable Subordinated Debt and (iii) such other opinions from counsel to the Borrower as shall be reasonably requested in connection with such issuance. The Borrower shall cause the offering materials for the Acceptable Subordinated Debt not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

          7.14 Intellectual Property Rights. The Borrower will, and Holdings will cause each of its other Subsidiaries to, maintain in full force and effect all Intellectual Property rights necessary or appropriate to the business of Holdings or any Subsidiary of Holdings and take no action (including, without limitation, the licensing of Intellectual Property), or fail to take an action, as the case may be, in connection with such Intellectual Property rights which could reasonably be expected to result in a material adverse effect on the performance, business, assets, nature of assets, liabilities, properties, operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole. The Borrower will, and Holdings will cause each of its other Subsidiaries to, diligently prosecute all pending applications filed in connection with seeking or seeking to perfect the Intellectual Property rights and take all other reasonable actions necessary for the protection and maintenance of the Intellectual Property rights necessary or appropriate to the business of Holdings or any Subsidiary of Holdings at all times from and after the Restatement Effective Date other than any such actions the failure of which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          7.15 Permitted Acquisitions. (a) Subject to the remaining provisions of this Section 7.15 applicable thereto and the requirements contained in the definition of Permitted Acquisition, the Borrower and its Subsidiaries may from time to time on or after the Restatement Effective Date effect Permitted Acquisitions, so long as with respect to each Permitted Acquisition:

               (i) the Borrower demonstrates that no Default or Event of Default is in existence at the time of the consummation of such Permitted Acquisition or would exist after giving effect thereto and all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto);

               (ii) the Borrower shall have given the Agents and the Banks at least fifteen (15) days prior written notice of any such Permitted Acquisition (each such notice, a "Permitted Acquisition Notice"), which notice shall (s) contain the estimated date such Permitted Acquisition is scheduled to be consummated, (t) attach a true and correct copy of the draft purchase agreement, letter of intent, description of material terms or similar agreement executed by the Borrower and the seller in connection with such Permitted Acquisition,
          (u) contain the estimated aggregate purchase price of such Permitted Acquisition and the amount of related costs and expenses and the intended method of financing thereof, (v) contain the estimated amount of Loans required to effect such Permitted Acquisition and any amounts to be withdrawn from the Permitted Acquisition Cash Collateral Account, with respect thereto, (w) contain a description of the Permitted Seller Notes, Holdings Common Stock or Seller Preferred Stock to be issued by Holdings in connection with such Permitted Acquisition, and (x) disclose the number of Subscribers to be Acquired and the number of households in the acquired franchise area and the purchase price per Subscriber to be Acquired and per household in the acquired franchise area; provided, however, that if the estimated aggregate purchase price of such Permitted Acquisition is less than $3,000,000, such notice need not contain the documents described in clause (t) above unless the Agents request such information; provided further, however, in the event that after delivery of the documentation described in clause (t) above any material economic terms of the Permitted Acquisition shall be amended in any material way, then promptly after such amendment the Borrower shall provide the Agents and the Banks written notice of such changes;

               (iii) the Borrower shall have given the Banks such other information related to the Person or business, division or product line being acquired and the Permitted Acquisition as the Agents shall reasonably request;

               (iv) (I) as soon as available but not later than the date of the consummation of such Permitted Acquisition, a copy of the executed purchase agreement and all related agreements, schedules and exhibits with respect to such Permitted Acquisition and (II) at the time of delivery of the purchase agreement, a certification from the Borrower as to the purchase price for the acquisition and the estimated amount of all related costs, fees and expenses and that, except as described, there are no other amounts which will be payable in connection with the respective Permitted Acquisition;

               (v) the Agents shall be satisfied in their reasonable discretion that the proposed Permitted Acquisition will not reasonably likely result in materially increased liabilities (contingent or otherwise) of Holdings or any of its Subsidiaries other than Permitted Seller Notes (including, without limitation, tax, ERISA or environmental liabilities); provided that, so long as the Permitted Acquisition Notice has been given as required above and so long as the Borrower has furnished each Agent with all information with respect to liabilities of the type described in this clause, if any Agent has not notified the Borrower on or prior to the tenth day prior to the consummation of the Permitted Acquisition that such Agent has not yet been satisfied that the proposed Permitted Acquisition would not be reasonably likely to result in materially increased liabilities of the Borrower or any of its Subsidiaries, such Agent shall be deemed for purposes of this clause (v) to be so satisfied;

               (vi) recalculations are made by the Borrower of compliance with the covenants contained in Sections 8.08 through 8.17, inclusive, for the fiscal quarter most recently ended prior to the date of the Permitted Acquisition (the "Calculation Period") annualized and on a Pro Forma Basis, and such recalculations shall show that all such covenants would have been complied with throughout the Calculation Period on a Pro Forma Basis;

               (vii) the Borrower in good faith believes that on a Pro Forma Basis, the financial covenants contained in Sections 8.08 through 8.17, inclusive, will continue to be met following the date of the consummation of the respective Permitted Acquisition and for the remaining term of the Loans; provided, however, the Agents may, in their reasonable discretion, request the Borrower to provide calculations made by the Borrower with respect to compliance with such covenants;

               (viii) the consent of Hughes and the NRTC to such Permitted Acquisition shall have been obtained; and

               (ix) prior to the consummation of the respective Permitted Acquisition, the Borrower shall furnish the Agents and the Banks an officer's certificate executed by the Chief Financial Officer of the Borrower, certifying as to compliance with the requirements of preceding clauses (i) through (viii), inclusive, and containing the calculations, if any, required by preceding clauses (v) through (vii), inclusive. The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 5 and 9; provided that the consummation of each Permitted Acquisition shall not be deemed to be a representation and warranty by the Borrower as to the acceptability of any items to the Agents and/or the Banks or as to whether the Agents and/or the Banks are satisfied with any of the matters described in such sections.

          (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, not less than 100% of the capital stock of such Subsidiary shall be directly owned by the Borrower or a Subsidiary Guarantor and such 100% owned by the Borrower or such Subsidiary Guarantor shall be pledged for the benefit of the Secured Creditors pursuant to the applicable Pledge Agreement or pursuant to a similar agreement satisfactory to the Agents.

          (c) The Borrower shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to execute and deliver, prior to or on the date of the respective Permitted Acquisition, the Subsidiaries Guaranty (or by an amendment thereto pursuant to which it shall be a party thereto) or a substantially similar guaranty, in either case with the documentation to be in form and substance satisfactory to the Agents.

          (d) The Borrower shall on the date of a Permitted Acquisition, in the case of Permitted Acquisitions involving the acquisition of assets by the Borrower, or, in the case of an acquisition by the respective Subsidiary, shall cause the respective Subsidiary to, grant to the Collateral Agent, for the benefit of the Secured Creditors, first priority perfected security interests in all property of the Borrower or such Subsidiaries acquired in connection with the Permitted Acquisition and to take, or cause such Subsidiary to take, all actions requested by the Agents or the Required Banks (including, without limitation, the obtaining of UCC-11's and the filing of UCC-1's) in connection with the granting of such security interests. All security interests required to be granted pursuant to this Section 7.15(d) shall be granted pursuant to such security documentation (which shall be substantially similar to the analogous Security Documents already executed and satisfactory in form and substance to the Agents) and shall (except as otherwise consented to by the Agents and the Required Banks) constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by Section 8.01. The security documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the Secured Creditors, required to be granted pursuant to the respective Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of Additional Security Documents, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, environmental appraisals and other related documents as may be reasonably requested by the Collateral Agent or the Required Banks to assure themselves that this Section has been complied with. All actions required to be taken by this Section 7.15(d) with respect to the Additional Collateral shall be completed no later than the date on which the Permitted Acquisition is effected unless otherwise consented to by the Agents.

          7.16 Registry. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 7.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered assignment and assumption agreement pursuant to Section 12.04(b). Coincident with the delivery of such an assignment and assumption agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 7.16.

          7.17 Additional Security; Further Assurances. (a) Each Credit Party shall grant to the Collateral Agent, for the benefit of the Secured Creditors, at the request of the Agents or the Required Banks, at any time, a security interest in any Real Property or vehicles owned by any such Credit Party and any other assets of such Credit Party and not already subject to a Security Document and shall take all actions requested by the Agents or the Required Banks (including, without limitation, the obtaining of mortgage policies, title surveys and real estate appraisals satisfying the requirements of all applicable laws) in connection with the granting of such security interest.

          (b) The security interests required to be granted pursuant to clause
(a) above shall be granted pursuant to mortgages, deeds of trust and security agreements, in each case satisfactory in form and substance to the Agents and the Required Banks, which mortgages and security agreements shall create valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by
Section 8.01. The mortgages and other instruments related thereto and security agreements shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the Secured Creditors, required to be granted pursuant to such documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of the additional documents, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, mortgage policies, title surveys, real estate appraisals, certificates of title and other related documents as may be reasonably requested by the Agents or the Required Banks to assure themselves that this Section 7.17 has been complied with.

          (c) Each Credit Party agrees that each action required by Section 7.17(a), or (b) shall be completed within sixty (60) days of the date such action is requested to be taken.

          7.18 Senior Seller Notes. The Borrower hereby covenants that, upon maturity of the Senior Seller Notes described in the definition thereof, the Collateral Agent shall automatically be granted, for the benefit of the Secured Creditors, and without the requirement of any action on its part, (i) a first priority perfected security interest in all of the collateral securing such Senior Secured Notes and (ii) a pledge of the Borrower's capital stock, if any, in the franchises securing such Senior Seller Notes.

          Section 8. Negative Covenants. Each of Holdings and the Borrower hereby covenants that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans and Notes and all Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          8.01 Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 8.01 shall not prevent Holdings or any of its Subsidiaries from creating, incurring, assuming or permitting the existence of the following (liens described below are herein referred to as "Permitted Liens"):

               (i) inchoate Liens with respect to Holdings or any of its Subsidiaries for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

               (ii) unperfected Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, mechanics' and landlords' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or any of its Subsidiaries' property or assets or materially impair the use thereof in the operation of the business of the Borrower or its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

               (iii) Liens of the Borrower or its Subsidiaries in existence on the Restatement Effective Date which are listed, and the property subject thereto described, on Schedule XIII, but only to the respective date, if any, set forth in such Schedule XIII for the removal and termination of any such Liens;

               (iv) Liens created pursuant to the Security Documents;

               (v) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances on the property of the Borrower or any of its Subsidiaries arising in the ordinary course of business and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

               (vi) Liens on property of the Borrower and its Subsidiaries subject to, and securing only, Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 8.04(iii); provided that such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;

               (vii) Liens (other than any Lien imposed by ERISA) on property of the Borrower or any of its Subsidiaries incurred or deposits made in the ordinary course of business in connection with (x) workers' compensation, unemployment insurance and other types of social security or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); provided that the aggregate amount of cash and the fair market value of the property encumbered by Liens described in this clause (vii)(y) shall not exceed $500,000;

               (viii) Liens placed upon equipment or machinery used in the ordinary course of the business of the Borrower or any of its Subsidiaries within sixty (60) days following the time of purchase thereof by the Borrower or any of its Subsidiaries and improvements and accretions thereto to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or any Indebtedness incurred to refinance such Indebtedness, provided that (x) the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause
          (viii) does not exceed at any one time outstanding, when aggregated with the amount of Indebtedness permitted pursuant to Section 8.04(iii), $2,000,000 and (y) in all events, the Lien encumbering the equipment or machinery so acquired and improvements and accretions thereto does not encumber any other asset of the Borrower or any of its Subsidiaries;

               (ix) Liens arising from precautionary UCC-1 financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

               (x) inchoate Liens (where there has been no execution or levy and no pledge or delivery of collateral) arising from and out of judgments or decrees in existence at such time not constituting an Event of Default; and

               (xi) Liens for the benefit of the holders of the Acceptable Subordinated Debt on the Cash Interest Reserves so long as the amount of such Cash Interest Reserves and the terms and conditions of the escrow arrangements and security interests with respect thereto are satisfactory to the Agents.

          8.02 Consolidation, Merger, Purchase or Sale of Assets, etc. Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire in one or a series of related transactions (or agree to do any of the foregoing at any future time) any part of the property or assets (other than purchases or other acquisitions by Holdings or any of its Subsidiaries of inventory, materials and equipment in the ordinary course of business) of any Person, except that:

               (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 8.07;

               (ii) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create Capitalized Lease Obligations);

               (iii) investments may be made to the extent permitted by Section 8.05;

               (iv) the Transaction shall be permitted as contemplated by the Documents;

               (v) the Borrower may effect Permitted Acquisitions in accordance with the requirements of Section 7.15 and may enter into agreements to effect Permitted Acquisitions so long as at no time shall the Borrower have outstanding an aggregate amount of nonrefundable deposits with respect thereto in excess of the remainder of $2,000,000 over the aggregate amount of nonrefundable deposits previously forfeited;

               (vi) the Borrower may sell assets so long as the aggregate amount of Net Sales Proceeds received from such sales does not exceed $500,000 in the aggregate for all such asset sales in any fiscal year; and

               (vii) the Borrower and its Subsidiaries may sell, lease or rent subscriber broadcast equipment to subscribers in the ordinary course of business and consistent with past practice.

To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale of any Collateral (to the extent the Required Banks are permitted to waive such provisions in accordance with Section 12.12), or any Collateral is sold as permitted by this Section 8.02, such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          8.03 Dividends. Holdings will not, nor will Holdings permit any of its Subsidiaries to, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries except that (i) any Subsidiary of Holdings may pay Dividends to Holdings or any Wholly-Owned Subsidiary of Holdings, (ii) Holdings may pay Dividends to its stockholders in an aggregate amount not to exceed $500,000 for the purpose of repurchasing stock held by such stockholders, (iii) proceeds from the Weary Key-Man Insurance may be applied to purchase all of Holdings Capital Stock owned by Mr. Weary at the time of his death so long as such proceeds are permitted to be used for such repurchase in accordance with Section 3.02(A)(g) and are not required to be applied in accordance with Section 3.02(B), (iv) Holdings may pay Dividends (x) to its employees in the form of options convertible into Holdings Common Stock, (y) in the form of Seller Preferred Stock payable in connection with a Permitted Acquisition and (z) so long as there exists no Default or Event of Default, in the form of cash payable to any Person holding a minority interest (in the form of stock, partnership interest, membership interest or otherwise) in any Subsidiary of Holdings on or prior to the Restatement Effective Date for the purpose of purchasing such minority interest, and (v) holders of warrants shall be permitted to effect the cashless exercise thereof.

          8.04 Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

               (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

               (ii) Indebtedness of the Borrower under any Interest Rate Protection or Other Hedging Agreement or under any similar type of agreement to the extent such is entered into to satisfy the requirements of Section 7.11;

               (iii) Indebtedness evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 8.07; provided that the aggregate amount of Indebtedness evidenced by Capitalized Lease Obligations under all Capital Leases outstanding under this clause
          (iii) at any one time, when aggregated with the amount of Indebtedness permitted pursuant to Section 8.04(v), shall not exceed $2,000,000;

               (iv) Existing Indebtedness of the Borrower listed on Schedule XI but without giving effect to any refinancings, renewals or increases in the principal amount thereof;

               (v) Indebtedness in amounts, and subject to Liens, permitted under Section 8.01(viii);

               (vi) Indebtedness of the Borrower evidenced by Permitted Seller Notes;

               (vii) Acceptable Subordinated Debt, provided that both before and immediately after giving effect to the issuance thereof (with all covenants being tested at the time of the issuance but using EBITDA financial information relating to the fiscal quarter or four fiscal quarters most recently ended prior to the date of issuance), there shall exist no Default or Event of Default; and

               (viii) Guarantees of the Acceptable Subordinated Debt by Holdings and the Subsidiary Guarantors on a subordinated basis, provided that the terms of such subordination and all other terms and conditions of such guaranty shall be in form and substance satisfactory to the Agents, including, without limitation, that such guaranty with respect to Holdings or a particular Subsidiary of the Borrower shall be released at any time that Holdings' guaranty under this Agreement or the Subsidiaries Guaranty is released with respect to any such Subsidiary, as the case may be.

          8.05 Advances, Investments and Loans. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except that the following shall be permitted:

               (i) Cash Interest Reserves;

               (ii) the Borrower and its Subsidiaries may acquire and hold receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

               (iii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Revolving Loans are outstanding, the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrower and its Subsidiaries shall not exceed $5,000,000 for any period of five (5) consecutive Business Days, provided further, that amounts on deposit in the Letter of Credit Cash Collateral Account and the Permitted Acquisitions Cash Collateral Account shall not be included in calculating such limit;

               (iv) the Borrower may enter into interest rate protection agreements to the extent such is entered into to satisfy the requirements of Section 7.11;

               (v) the Borrower and its Subsidiaries may make Capital Expenditures to the extent permitted by Section 8.07;

               (vi) the Borrower may effect Permitted Acquisitions to the extent permitted by Section 7.15 and may enter into agreements to effect Permitted Acquisitions so long as at no time shall the Borrower have outstanding an aggregate amount of non-refundable deposits in excess of the remainder of $2,000,000 over the aggregate amount of non-refundable deposits previously forfeited;

               (vii) the Borrower and its Subsidiaries may endorse negotiable instruments for collection in the ordinary course of business;

               (viii) other than Permitted Acquisitions, the Borrower may enter into joint venture transactions relating directly to the DirecTV business; provided that the total value of all capital or asset contributions made by the Borrower in connection therewith shall not exceed an aggregate amount equal to $1,000,000; and

               (ix) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business consistent with past practices to their respective employees for moving, travel and emergency expenses and other similar expenses, so long as the aggregate principal amount thereof at any one time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000.

          8.06 Transactions with Affiliates. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any Affiliate of any Subsidiary of Holdings, other than transactions by the Borrower or any of its Subsidiaries with any such Affiliates in the ordinary course of business unless such transaction or series of related transactions is in writing and on terms that are no less favorable to the Borrower or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party; except that (i) the Borrower and its Subsidiaries may effect the Transaction, (ii) loans and advances made in accordance with Section 8.05(ix) shall be permitted and (iii) the Borrower and Holdings may pay customary fees to non-officer directors of the Borrower. In no event may any management or similar fees be paid or payable by Holdings or any of its Subsidiaries to any Person.

          8.07 Capital Expenditures. (a) Holdings will not, and will not permit any of its Subsidiaries to, make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles and including Capitalized Lease Obligations but excluding capitalized Subscriber Acquisition Costs (collectively, "Capital Expenditures"), except that the Borrower and its Subsidiaries may make Capital Expenditures (other than in connection with Permitted Acquisitions) so long as the aggregate amount thereof does not exceed during any fiscal year of the Borrower (i) $2,000,000 or (ii) $3,000,000 in the event that the Borrower has issued Acceptable Subordinated Debt.

          (b) In addition to the Capital Expenditures permitted above, the Borrower and its Subsidiaries may make Permitted Acquisitions in accordance with
Section 7.15 in an amount not to exceed the amounts permitted thereby.

          (c) In addition to the Capital Expenditures permitted above, the Borrower and its Subsidiaries may make Capital Expenditures in connection with the MDU Business so long as the expenditures therefor do not exceed the amounts permitted pursuant to Section 8.21.

          8.08 Net Adjusted Consolidated Indebtedness to Qualified Paying Subscriber Ratio. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the ratio of (x) Net Adjusted Consolidated Indebtedness at the end of any fiscal quarter to (y) the number of Qualified Paying Subscribers on the last day of such fiscal quarter to exceed the amount set forth opposite such date set forth below:

                      Fiscal Quarter
                           Ended                               Amount
                      --------------                           ------

                     June 30, 1998                             $1,200
                     September 30, 1998                        $1,200
                     December 31, 1998                         $1,200
                     March 31, 1999                            $1,100
                     June 30, 1999                             $1,000
                     September 30, 1999                        $1,000
                     December 31, 1999                         $1,000
                     March 31, 2000                              $900
                     June 30, 2000                               $900
                     September 30, 2000                          $900
                     December 31, 2000                           $900
                     March 31, 2001                              $800
                     June 30, 2001                               $800
                     September 30, 2001                          $800
                     December 31, 2001                           $800
                     March 31, 2002 and                          $700
                     thereafter

          8.09 Adjusted Consolidated Senior Indebtedness to Qualified Paying Subscriber Ratio. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the ratio of (x) Adjusted Consolidated Senior Indebtedness at the end of any fiscal quarter to (y) the number of Qualified Paying Subscribers on the last day of such fiscal quarter to exceed the amount set forth opposite such date set forth below:


                      Fiscal Quarter
                           Ended                               Amount
                      --------------                           ------

                     June 30, 1998                             $1,000
                     September 30, 1998                        $1,000
                     December 31, 1998                         $1,000
                     March 31, 1999                              $900
                     June 30, 1999                               $800
                     September 30, 1999                          $800
                     December 31, 1999                           $800
                     March 31, 2000                              $700
                     June 30, 2000                               $700
                     September 30, 2000                          $700
                     December 31, 2000                           $700
                     March 31, 2001                              $600
                     June 30, 2001                               $600
                     September 30, 2001                          $600
                     December 31, 2001                           $600
                     March 31, 2002 and                          $500
                     thereafter

          8.10 Net Subscriber Acquisition Cost. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the Net Subscriber Acquisition Cost for any fiscal quarter ending after March 31, 1998 to exceed an amount equal to (a) $300 or (b) $400 in the event that the Borrower has issued Acceptable Subordinated Debt. Notwithstanding the foregoing, the Borrower shall not be required to comply with this Section 8.10 for any fiscal quarter ended on and after June 30, 2000 so long as the ratio of (i) Net Adjusted Consolidated Indebtedness as at the end of such fiscal quarter to (ii) Annualized Consolidated EBITDA for such quarter and for the immediately preceding quarter is less than 7.0:1.0.

          8.11 Fixed Charge Coverage Ratio. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters ending on or after June 30, 2000, in each case, taken as one accounting period, to be equal to or less than 1.05 to 1.0.

          8.12 Annualized Adjusted Consolidated Interest Coverage Ratio. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the ratio of Annualized Adjusted Consolidated EBITDA to Annualized Adjusted Consolidated Interest Expense for any fiscal quarter ending on a date set forth below to be less than the ratio set forth opposite such date:


                  Fiscal Quarter
                     Ended                                      Ratio

                  September 30, 1998                            1.00x
                  December 31, 1998                             1.25x
                  March 31, 1999                                1.50x
                  June 30, 1999                                 1.50x
                  September 30, 1999                            1.50x
                  December 31, 1999                             1.75x
                  March 31, 2000                                2.00x

          8.13 Consolidated Interest Coverage Ratio. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the ratio of Consolidated EBITDA to Consolidated Interest Expense for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending on a date set forth below to be less than the ratio set forth opposite such date:

                  Fiscal Quarter
                      Ended                                     Ratio

                  June 30, 2000                                 1.50x
                  September 30, 2000                            1.50x
                  December 31, 2000                             1.50x
                  March 31, 2001                                1.50x
                  June 30, 2001                                 1.50x
                  September 30, 2001                            1.50x
                  December 31, 2001                             1.50x
                  March 31, 2002                                1.75x
                  June 30, 2002                                 1.75x
                  September 30, 2002                            2.00x
                  December 31, 2002                             2.00x
                  March 31, 2003                                2.25x
                  June 30, 2003                                 2.25x
                  September 30, 2003                            2.50x
                  December 31, 2003                             2.50x
                  March 31, 2004 and thereafter                 3.00x

          8.14 Net Adjusted Consolidated Indebtedness to Pro Forma Annualized Adjusted Consolidated EBITDA. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the ratio of Net Adjusted Consolidated Indebtedness as at the end of any fiscal quarter ended on a date set forth below to Pro Forma Annualized Adjusted Consolidated EBITDA for such fiscal quarter to be greater than (i) in the event that the Borrower has not issued Acceptable Subordinated Debt, the ratio set forth opposite such date below:

                  Fiscal Quarter
                     Ended                                      Ratio

                  September 30, 1998                            10.00x
                  December 31, 1998                             8.50x
                  March 31, 1999                                7.50x
                  June 30, 1999                                 7.00x
                  September 30, 1999                            6.50x
                  December 31, 1999                             6.00x
                  March 31, 2000                                5.50x
or (ii) in the event that the Borrower has issued Acceptable Subordinated Debt, the ratio set forth opposite such date below:


                  Fiscal Quarter
                       Ended                                    Ratio

                  September 30, 1998                            12.00x
                  December 31, 1998                             11.00x
                  March 31, 1999                                10.00x
                  June 30, 1999                                 9.00x
                  September 30, 1999                            8.00x
                  December 31, 1999                             8.00x
                  March 31, 2000                                7.00x

                  8.15 Adjusted Consolidated Senior Indebtedness to Pro Forma Annualized Adjusted Consolidated EBITDA. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the ratio of Adjusted Consolidated Senior Indebtedness as at the end of any fiscal quarter ended on a date set forth below to Pro Forma Annualized Adjusted Consolidated EBITDA for such fiscal quarter to be greater than (i) in the event that the Borrower has not issued Acceptable Subordinated Debt, the ratio set forth opposite such date below:

                  Fiscal Quarter
                      Ended                                     Ratio

                  September 30, 1998                            10.00x
                  December 31, 1998                             8.50x
                  March 31, 1999                                7.50x
                  June 30, 1999                                 7.00x
                  September 30, 1999                            6.50x
                  December 31, 1999                             6.00x
                  March 31, 2000                                5.50x

or (ii) in the event that the Borrower has issued Acceptable Subordinated Debt, the ratio set forth opposite such date below:

                  Fiscal Quarter
                      Ended                                     Ratio

                  September 30, 1998                            6.50x
                  December 31, 1998                             6.50x
                  March 31, 1999                                5.50x
                  June 30, 1999                                 5.25x
                  September 30, 1999                            4.75x
                  December 31, 1999                             4.75x
                  March 31, 2000                                4.75x


          8.16 Net Adjusted Consolidated Indebtedness to Pro Forma Annualized Consolidated EBITDA. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the ratio of Net Adjusted Consolidated Indebtedness as at the end of any fiscal quarter ended on a date set forth below to Pro Forma Annualized Consolidated EBITDA for such fiscal quarter to be greater than (i) in the event that the Borrower has not issued Acceptable Subordinated Debt, the ratio set forth opposite such date below:

                  Fiscal Quarter
                      Ended                                     Ratio

                  June 30, 2000                                 6.50x
                  September 30, 2000                            6.50x
                  December 31, 2000                             6.50x
                  March 31, 2001                                5.00x
                  June 30, 2001                                 5.00x
                  September 30, 2001                            5.00x
                  December 31, 2001                             5.00x
                  March 31, 2002                                3.00x
                  June 30, 2002                                 3.00x
                  September 30, 2002                            3.00x
                  December 31, 2002                             3.00x
                  March 31, 2003 and thereafter                 2.00x

or (ii) in the event that the Borrower has issued Acceptable Subordinated Debt, the ratio set forth opposite such date below:

                  Fiscal Quarter
                      Ended                                     Ratio

                  June 30, 2000                                 8.00x
                  September 30, 2000                            8.00x
                  December 31, 2000                             8.00x
                  March 31, 2001                                7.00x
                  June 30, 2001                                 7.00x
                  September 30, 2001                            7.00x
                  December 31, 2001                             7.00x
                  March 31, 2002                                5.50x
                  June 30, 2002                                 5.50x
                  September 30, 2002                            5.50x
                  December 31, 2002                             5.50x
                  March 31, 2003                                4.50x
                  June 30, 2003                                 4.50x
                  September 30, 2003                            4.50x
                  December 31, 2003                             4.50x
                  March 31, 2004 and thereafter                 4.00x

                  8.17 Adjusted Consolidated Senior Indebtedness to Pro Forma Annualized Consolidated EBITDA. Holdings will cause the Borrower not to permit, and the Borrower will not permit, the ratio of Adjusted Consolidated Senior Indebtedness as at the end of any fiscal quarter ended on a date set forth below to Pro Forma Annualized Consolidated EBITDA for such fiscal quarter to be greater than (i) in the event that the Borrower has not issued Acceptable Subordinated Debt, the ratio set forth opposite such date below:

                  Fiscal Quarter
                      Ended                                     Ratio

                  June 30, 2000                                 6.50x
                  September 30, 2000                            6.50x
                  December 31, 2000                             6.50x
                  March 31, 2001                                5.00x
                  June 30, 2001                                 5.00x
                  September 30, 2001                            5.00x
                  December 31, 2001                             5.00x
                  March 31, 2002                                3.00x
                  June 30, 2002                                 3.00x
                  September 30, 2002                            3.00x
                  December 31, 2002                             3.00x
                  March 31, 2003 and thereafter                 2.00x

or (ii) in the event that the Borrower has issued Acceptable Subordinated Debt, the ratio set forth opposite such date below:

                  Fiscal Quarter
                      Ended                                     Ratio

                  June 30, 2000                                 5.00x
                  September 30, 2000                            5.00x
                  December 31, 2000                             5.00x
                  March 31, 2001                                4.00x
                  June 30, 2001                                 4.00x
                  September 30, 2001                            4.00x
                  December 31, 2001                             4.00x
                  March 31, 2002                                3.00x
                  June 30, 2002                                 3.00x
                  September 30, 2002                            3.00x
                  December 31, 2002                             3.00x
                  March 31, 2003 and thereafter                 2.00x

          8.18 Limitation on Voluntary Payments and Modification of Existing Indebtedness; Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. Holdings will not, and will not permit any of its Subsidiaries to:

          (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption (including pursuant to any change of control provision) or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), any Existing Indebtedness, any Indebtedness incurred pursuant to Section 8.04(vii) or Permitted Seller Notes (other than the Rocky Mountain Note);

          (ii) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness, the Permitted Seller Notes, Indebtedness incurred pursuant to Section 8.04(vii) or the Documents or of any agreement relating to any of the foregoing except for such amendments or modifications of the Existing Indebtedness or of the Documents entered into in connection with Permitted Acquisitions which, in the aggregate or individually, could not reasonably be likely to be adverse to any Bank in its capacity as such;

          (iii) materially amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, in a manner adverse to the Banks;

          (iv) amend, modify or change, terminate, or enter into any new Shareholders' Agreement or any other agreement with respect to its equity interests, except for such amendments, modifications or changes which, in the aggregate or individually could not reasonably be likely to be adverse to any Bank in its capacity as such;

          (v) amend, modify or change, terminate or enter into any new Tax Sharing Agreement;

          (vi) amend, modify or change the NRTC Agreements in any manner that is deemed to be material by the Agents in their sole discretion; or

          (vii) amend, modify or change, or enter into any new Management Agreement, Employee Benefit Plan, Employment Agreement or Material Contract (other than the NRTC Agreements and other than Material Contracts which constitute one of the agreements or documents referred to in preceding clauses (i) through (vi) of this Section 8.18) except if the aggregate cost to Holdings and its Subsidiaries as a result of such amendments, modifications, changes to such plans, agreements and contracts and new plans, agreements and contracts are not reasonably likely to have a material adverse effect on the performance, business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          8.19 Limitation on Certain Restrictions on Subsidiaries. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of Holdings to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or a Subsidiary of Holdings, (ii) make loans or advances to Holdings or any Subsidiaries of Holdings or (iii) transfer any of its properties or assets to Holdings or the Borrower, except for such encumbrances or restrictions existing under or by reason of (x) applicable law,
(y) this Agreement and the other Credit Documents and (z) customary provisions restricting subletting or assignments of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower.

          8.20 Limitation on Issuance of Capital Stock. (a) Holdings will not permit any of its Subsidiaries to issue any capital stock or other equity interests (including, without limitation, partnership interests) (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of any person in any class of the capital stock of the Borrower or such Subsidiary, and
(iii) upon the formation of any new Subsidiaries as permitted by Section 8.22. Any stock issued as permitted by this Section 8.20, if owned by Holdings or any of its Subsidiaries, shall be immediately pledged as Collateral and delivered pursuant to the applicable Pledge Agreement.

          (b) Holdings will not issue any capital stock or any options or warrants to purchase, or securities convertible into, capital stock, except for issuances of Holdings Capital Stock, options or warrants exercisable into Holdings Common Stock where, after giving effect to such issuance, the proceeds therefrom, if any, are applied in accordance with Section 3.02(A)(d) (or, in the case of Seller Preferred Stock, issued as consideration to the sellers in a Permitted Acquisition) and no Default or Event of Default will exist under
Section 9.10 (or, in the case of issuance of options, warrants, or convertible securities, no Default or Event of Default would exist under Section 9.10 if such options, warrants or convertible securities were to be exercised or converted), provided that the terms and conditions of any preferred stock issued in accordance with the foregoing shall be satisfactory to the Agents.

          8.21 Business. Holdings, will not engage in any business and will hold no assets other than common stock of the Borrower and Holdings, will not permit any of its Subsidiaries, to engage (directly or indirectly) in any business other than a Permitted Business and the MDU Business so long as, with respect to engaging in the MDU Business, (i) the aggregate amount spent by the Borrower and its Subsidiaries in connection with the MDU Business (whether capital expenditures, operating expenses, Subscriber Acquisition Costs, call center costs or any other amounts of any type and collectively referred to as "MDU Investments") shall not exceed during the period commencing on the Restatement Effective Date and ending on the date on which there shall be no remaining Obligations or Commitments under this Agreement, (x) $5,000,000 or (y) if the Acceptable Subordinated Debt has been issued, $10,000,000, without, in either case, giving effect to any write-offs or write-downs with respect thereto and
(ii) at the time thereof and after giving effect thereto, there is no Default or Event of Default.

          8.22 Limitation on Creation of Subsidiaries. Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire any new Subsidiary, except that the Borrower may acquire or form a Subsidiary in connection with Permitted Acquisitions to the extent otherwise permitted by this Agreement, so long as (w) such new Subsidiary is a Wholly-Owned Subsidiary, (x) such new Subsidiary executes and delivers a Subsidiaries Guaranty, (y) such new Subsidiary executes and delivers counterparts to the applicable Pledge Agreement and (z) such new Subsidiary executes and is made party to the applicable Security Documents.

          Section 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

          9.01 Payments. Holdings or the Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or Unpaid Drawing or
(ii) default, and such default shall continue unremedied for five (5) or more days, in the payment when due of any interest on any Loan or Note or Unpaid Drawing, or any Fees or any other amounts owing by it hereunder, thereunder or under any interest rate protection agreements entered into by Holdings or the Borrower pursuant to Section 7.11 hereof; or

          9.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          9.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.01(g)(i), 7.08, 7.11, 7.13, 7.15, 7.17, 7.18 or 8 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in any Credit Document and such default shall continue unremedied for a period of fifteen (15) days after written notice to the Borrower by the Administrative Agent or any Bank; or

          9.04 Default Under Other Agreements. Holdings or any of its Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Indebtedness referred to in Section 9.01) beyond the period of grace (not to exceed ten (10) days), if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Indebtedness referred to in Section 9.01) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), such Indebtedness to become due prior to its stated maturity and such default shall not have been cured or waived, or (iii) any Indebtedness (other than the Indebtedness referred to in Section 9.01) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to this
Section 9.04 unless the aggregate amount of all Indebtedness referred to in the preceding clauses (i) through (iii), inclusive, above exceeds $1,000,000 at any one time; or

          9.05 Bankruptcy, etc. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within ten (10) days, or is not dismissed or discharged, within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries, or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries, or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed or undischarged for a period of sixty (60) days, or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation 4043 shall be reasonably expected to occur with respect to such Plan within the following thirty (30) days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or
4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings or any Subsidiary of

Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of Holdings or any Subsidiary of Holdings; or

          9.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 6.11), and subject to no other Liens (except as permitted by Section 6.11), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          9.08 Guaranties. At any time after the execution and delivery thereof, any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations under the respective Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the respective Guaranty and such default shall continue beyond any grace period specifically applicable thereto; or

          9.09 Judgments. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving in the aggregate for Holdings and its Subsidiaries a liability (not paid or fully covered by a reputable insurance company) of $1,000,000 or more and all such judgments or decrees shall not be satisfied, vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive days; or

          9.10 Change in Control. There shall be a Change in Control; or

          9.11 DBS Agreement; NRTC Agreements; FCC Licenses. The DBS Agreement or one or more of the NRTC Agreements shall have been terminated, expired or be the subject of any dispute that, in each case, could reasonably be expected to have a material adverse effect on Holdings or any of its Subsidiaries' right or ability to engage in the Permitted Business or could otherwise be reasonably expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole or any FCC Licenses (whether issued to Hughes, DirecTV, the NRTC or the Borrower or any of its Subsidiaries) shall have terminated or expired or shall have been revoked or canceled, which termination, expiry, revocation or cancellation could reasonably be expected to have a material adverse effect on Holdings' or any of its Subsidiaries' right or ability to engage in the Permitted Business or could otherwise be reasonably expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agents, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) exercise any rights or remedies under any of the Guaranties; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 9.05, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent for the benefit of the Banks in a cash collateral account established and maintained by the Collateral Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

          Section 10. Definitions and Accounting Terms.

          10.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acceptable Subordinated Debt" shall mean subordinated debt issued by the Borrower on one date with respect to which the Borrower has received gross proceeds in an amount not less than $125,000,000 and net proceeds (after deduction for transaction costs and an interest reserve satisfactory to the Agents and the Required Banks to cover at least two (2) years' interest on such

Acceptable Subordinated Debt) of at least $100,000,000 on or prior to December 31, 1998, on terms and conditions (including, without limitation, interest rates, redemption provisions, maturity date, subordination provisions, covenants and events of default) acceptable to, and in form and substance satisfactory to, the Agents.

          "Acceptable Subordinated Debt Documents" shall mean the indenture or similar document pursuant to which the Acceptable Subordinated Debt is issued and all related documents, including, without limitation, the preliminary offering memorandum, the final offering memorandum, the purchase agreement or underwriting agreement with respect thereto, the registration rights agreement, the escrow agreement for the Cash Interest Reserve and all related documents, all of which shall be in form and substance satisfactory to the Agents.

          "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or purported to be granted) (and continue to be in effect at the time of determination) pursuant to Section
7.15 or 7.17.

          "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 7.15 or 7.17 with respect to Additional Collateral.

          "Adjusted Consolidated EBITDA" shall mean for any period the amount of Consolidated EBITDA for such period plus Subscriber Acquisition Costs during such period.

          "Adjusted Consolidated Indebtedness" shall mean, as of any date, the remainder of Consolidated Indebtedness minus the sum of (i) the amount, if any, by which (x) the aggregate amount of NRTC Letter of Credit Outstandings related to NRTC Letters of Credit exceeds (y) the aggregate amount owed as at such date by the Borrower and its Subsidiaries to the NRTC under the NRTC Agreements and
(ii) the aggregate amount of Indebtedness of Holdings or any of its Subsidiaries supported by any Letter of Credit.

          "Adjusted Consolidated Interest Expense" for any period shall mean the remainder of Consolidated Interest Expense for such period minus the amount of interest paid on the Acceptable Subordinated Debt from Cash Interest Reserves during such period.

          "Adjusted Consolidated Senior Indebtedness" shall mean, as of any date, the remainder of (i) Adjusted Consolidated Indebtedness minus (ii) the remainder of (x) the aggregate outstanding principal amount of the Acceptable Subordinated Debt over (y) the amount of Cash Interest Reserves.

          "Administrative Agent" shall mean Fleet in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited, to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 8.06, an Affiliate of Holdings shall include any Person that directly or indirectly (including through limited partner or general partner interests) owns more than 5% of any class of the capital stock of Holdings and for all purposes of this Agreement, neither the Agents, the Collateral Agent, any Bank or any of their respective Affiliates, shall be considered an Affiliate of Holdings or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliate Contracts" shall have the meaning provided in Section 4.05(viii).

          "Agents" shall mean each of the Administrative Agent and the Syndication Agent.

          "Agreement" shall mean this Amended and Restated Credit Agreement, as modified, supplemented, amended, amended and restated, extended or renewed from time to time.

          "Annualized Adjusted Consolidated EBITDA" for any fiscal quarter shall mean (i) Consolidated EBITDA for such fiscal quarter plus Non-Capitalized Subscriber Acquisition Costs for such fiscal quarter times four; less (ii) Consolidated EBITDA for such fiscal quarter plus the Non-Capitalized Subscriber Acquisition Costs for such fiscal quarter, in each case, related to the MDU Business times four.

          "Annualized Adjusted Consolidated Interest Expense" shall mean for any fiscal quarter the product of (i) Adjusted Consolidated Interest Expense for such fiscal quarter and (ii) four.

          "Annualized Consolidated EBITDA" shall mean for any fiscal quarter the product of (i) Consolidated EBITDA for such fiscal quarter and (ii) four.

          "Applicable Base Rate Margin" shall mean a percentage per annum equal to (i) in the case of Revolving Loans, 2.25% and (ii) in the case of Term Loans, 2.50%, in each case less the then applicable Leverage Reduction Discount, if any.

          "Applicable Eurodollar Rate Margin" shall mean a percentage per annum equal to (i) in the case of Revolving Loans, 3.50% and (ii) in the case of Term Loans, 3.75%, in each case less the then applicable Leverage Reduction Discount, if any.

          "Applicable Margin" shall mean the Applicable Base Rate Margin or the Applicable Eurodollar Rate Margin, as the case may be.

          "BancBoston" shall mean BancBoston Capital, acting through BancBoston Ventures, Inc.

          "Bank" shall mean each financial institution listed on Schedule I, as well as any institution which becomes a "Bank" hereunder pursuant to Section 12.04.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 1A.04(c) or (ii) a Bank having notified in writing to the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01, including in either case as a result of any takeover of such Bank by any regulatory authority or agency.

          "Bankruptcy Code" shall have the meaning provided in Section 9.05.

          "Banque Paribas" shall mean Banque Paribas, a French banking organization acting through its New York branch.

          "Base Rate" shall mean the higher of (i) 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

          "Base Rate Loan" shall mean any Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrower Common Stock" shall have the meaning provided in Section
6.14.

          "Borrower/Subsidiary Pledge Agreement" shall mean the Borrower/Subsidiary Pledge Agreement, dated as of July 7, 1997, between the Borrower and the Collateral Agent, as amended, modified or supplemented from time to time, including, without limitation, as supplemented by the Security Documents Acknowledgment.

          "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments with respect to such Tranche on a pro rata basis on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "Borrowing Base" shall mean, as at any date on which the amount thereof is being determined, an amount equal to the remainder of (I) the product of (x) the sum of (i) Qualified Paying Subscribers and (ii) to the extent the Borrowing Base is being determined in connection with a Loan being made to finance a Permitted Acquisition, Subscribers to be Acquired in connection with such acquisition and (y) $1,200 until and including December 31, 1998, and $1,100 thereafter minus (II) $15,000,000 in the case of Borrowings of Loans incurred to finance Permitted Acquisitions, each as determined from the Borrowing Base Certificate most recently delivered pursuant to Section 5.06.

          "Borrowing Base Certificate" shall have the meaning provided in
Section 5.06.

          "Borrowing Base Deficiency" shall mean, at any time, the amount, if any, by which (A) the sum of (x) the aggregate principal amount of outstanding Revolving Loans and Term Loans at such time, (y) the aggregate amount of Letter of Credit Outstandings at such time, and (z) the aggregate outstanding amount of all other Net Adjusted Consolidated Indebtedness at such time exceeds (B) the Borrowing Base at such time.

          "Burr Egan" shall mean Burr, Egan, Deleage & Co., acting through Alta Subordinated Debt Partners III, L.P., Alta Communications VI, L.P. and Alta Comm S By S, LLC.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City or the State of Massachusetts a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

          "Calculation Period" shall have the meaning provided in Section 7.15(a)(vi).

          "Capital Expenditures" shall have the meaning provided in Section
8.07.

          "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations under Capital Leases, in each case taken at the amount thereof accounted for as Indebtedness in accordance with generally accepted accounting principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank organized under the laws of the United States, any State thereof or the District of Columbia having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least "A-" or the equivalent thereof from Standard & Poor's Ratings Services ("S&P") or "A3" or the equivalent thereof from Moody's Investors Service, Inc. ("Moody's"), with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv), inclusive, above.

          "Cash Interest Reserve" shall mean cash proceeds from Acceptable Subordinated Debt deposited by the Borrower into an escrow account with an escrow agent, and pursuant to terms and conditions, acceptable to the Agents, to be used solely to make interest payments on the Acceptable Subordinated Debt for the number of interest payments required by the Acceptable Subordinated Debt Documents.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

          "Change in Control" means the occurrence of one or more of the following: (i) the Investor Group and their Affiliates shall cease to have the power to elect a majority of the Board of Directors of Holdings, (ii) the Investor Group and their Affiliates shall cease to have record and beneficial ownership of at least 66 2/3% of (a) the voting stock of Holdings and (b) 66 2/3% of all capital stock of Holdings (in each case assuming conversion and exercise of all options, warrants and similar securities held by Persons other than the Investor Group and their Affiliates) or (iii) Holdings ceases to own 100% of the Borrower Common Stock.

          "Claims" shall have the meaning provided in the definition of "Environmental Claims."

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purport to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Additional Collateral and all cash and Cash Equivalents delivered as collateral pursuant to this Agreement or any other Credit Document.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Collateral Assignment of Marketing and Distribution Agreements" shall mean the Collateral Assignment of Marketing and Distribution Agreements, dated as of July 7, 1997, between the Borrower and the Collateral Agent as acknowledged and agreed to by the NRTC and Hughes as amended, modified or supplemented from time to time, including, without limitation, as supplemented by the Security Documents Acknowledgment.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 4.05(v).

          "Commitment" shall mean, with respect to each Bank, such Bank's Term Loan Commitment and Revolving Loan Commitment, if any.

          "Commitment Commission" shall have the meaning provided in Section 2.01(a).

          "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income before interest income, Consolidated Interest Expense and provision for taxes and without giving effect to any extraordinary gains or gains or losses from sales of assets.

          "Consolidated EBITDA" for any period shall mean Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated Net Income for such period.

          "Consolidated Indebtedness" shall mean, at any time, all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis excluding all Indebtedness of the type described in clause (vii) of the definition thereof, except to the extent amounts are owing with respect thereto upon the termination of the respective agreement constituting such Indebtedness, plus any original issue discount attributable to such Indebtedness that would be payable at such time if such Indebtedness were to be or become due and payable.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) payable during such period in respect of all Indebtedness of Holdings and its Subsidiaries, on a consolidated basis, for such period (including, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period).

          "Consolidated Net Income" shall mean, for any period, the net income of Holdings and its Subsidiaries for such period determined on a consolidated basis (after provision for taxes); provided, however, the net income of any Person, which is not a Subsidiary of Holdings but whose income is included in the consolidated financial results of Holdings in accordance with GAAP, shall have its net income included in the consolidated Net Income of Holdings and its Subsidiaries only to the extent of the net income which Holdings would report in accordance with GAAP.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation should not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Bank" shall mean each Existing Bank with a Commitment under this Agreement (immediately upon giving effect to this Agreement on the Restatement Effective Date).

          "Contributed Equity" shall mean, at any time, the aggregate amount of capital contributions to, and purchases of Holdings Capital Stock from, Holdings which as of the date hereof is an amount equal to $87,488,000.

          "Convertible Preferred Stock" shall mean Holdings Series A Convertible Preferred Stock and Holdings Series B Convertible Preferred Stock.

          "Credit Documents" shall mean, collectively, this Agreement and, once executed and delivered pursuant to the terms of this Agreement (or previously executed in connection with the Existing Credit Agreement), each Note, each Notice of Borrowing, each Notice of Conversion, each Letter of Credit, each Letter of Credit Request, the Subsidiaries Guaranty, each Security Document and any letter agreements or other documents executed or delivered in connection with any of the above, as the same may be modified, amended, extended, restated or supplemented from time to time, except as released prior to or in accordance with the execution of this Agreement.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean Holdings, the Borrower and each of its Subsidiaries party to a Subsidiaries Guaranty.

          "DBS Agreement" shall mean the DBS Agreement between NRTC and Hughes.

          "Debt Agreements" shall have the meaning provided in Section 4.05(vi).

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is then in effect.

          "DirecTV" shall mean the direct broadcast satellite and programming service available from DirecTV, a California corporation.

          "DirecTV Market" shall mean any exclusive marketing rights from the NRTC to the Borrower or any of its Subsidiaries to distribute satellite television services provided by DirecTV.

          "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders (including, without limitation, its preferred stockholders) or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders in their capacity as stockholders, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all cash payments made or required to be made by such Person with respect to any stock appreciation rights, equity incentive plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "Documentation Agent" shall mean GECC in its capacity as Documentation Agent for the Banks hereunder.

          "Documents" shall mean the Credit Documents, the Acceptable Subordinated Debt Documents, if any, and the material documents entered into in connection with any Permitted Acquisition.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Drawing" shall have the meaning provided in Section 1A.05(b).

          "Eligible Transferee" shall mean and include a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act) other than individuals, or a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

          "Employee Benefit Plans" shall have the meaning provided in Section 4.05(i).

          "Employment Agreements" shall have the meaning provided in Section 4.05)(iv).

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any violation of, or liability under, any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, policy and rule of common law now or hereafter in effect (including, without limitation, the EPA guidance on asbestos abatement and removal) and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 7401 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; and any applicable state and local or foreign counterparts or equivalents.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

          "Eurodollar Loan" shall mean each Loan designated as such by a Borrower at the time of the incurrence thereof or conversion thereto.

          "Event of Default" shall have the meaning provided in Section 9.

          "Excess Cash Flow" shall mean, for any period, the remainder of (i) the sum of (a) Consolidated EBITDA for such period, (b) the amount of all extraordinary cash gains realized by Holdings and its Subsidiaries during such period, and (c) the amount of all interest income realized by Holdings and its Subsidiaries during such period, minus (ii) the sum of (a) the amount of all cash payments for any taxes made by Holdings and its Subsidiaries during such period, (b) the amount of cash Capital Expenditures (to the extent not financed by Indebtedness but not in excess of the amounts permitted pursuant to Section 8.07) made by Holdings and its Subsidiaries on a consolidated basis during such period, (c) the amount of all extraordinary cash losses realized by Holdings and its Subsidiaries during such period, (d) the amount of all interest and fee payments (including any letter of credit fees and facing fees) relating to the Indebtedness of Holdings and its Subsidiaries paid during such period, (e) the amount of permanent principal payments of Indebtedness for borrowed money of Holdings and its Subsidiaries (other than repayments of Loans); provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were applied to Scheduled Repayments or repayments of Revolving Loans arising as a result of prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment) during such period, and (f) the amount of cash expended in respect of Permitted Acquisitions and the MDU Business during such period (to the extent not financed with Indebtedness).

          "Excess Cash Flow Payment Date" shall mean the date occurring 120 days after the last day of each fiscal year of Holdings (beginning with its fiscal year ended in 2000).

          "Excess Cash Flow Payment Period" shall mean with respect to the repayment required on each Excess Cash Flow Payment Date, the immediately preceding fiscal year of Holdings.

          "Excess Cash Flow Recapture Percentage" shall mean a percentage equal to 75% or 50% in the event that at the time of a mandatory repayment in accordance with Section 3.02(A)(e) there exists no Default or Event of Default and the ratio of Consolidated Indebtedness as of the last day of the applicable Excess Cash Flow Payment Period to Consolidated EBITDA for the four fiscal quarters ending on the last day of the applicable Excess Cash Flow Payment Period is equal to or less than 4.0x.

          "Existing Bank" shall mean a Bank with a Commitment pursuant to the Existing Credit Agreement.

          "Existing Credit Agreement" shall have the meaning provided in the first WHEREAS clause hereof.

          "Existing Indebtedness" shall have the meaning provided in Section
6.22.

          "Existing Letter of Credit" shall have the meaning provided in Section 1A.01(b).

          "Existing Loans" shall mean the Existing Term Loans and Existing Revolving Loans.

          "Existing Revolving Loans" shall mean the Revolving Loans incurred by the Borrower pursuant to the Existing Credit Agreement.

          "Existing Term Loans" shall mean the Term Loans incurred by the Borrower pursuant to the Existing Credit Agreement.

          "Facing Fee" shall have the meaning provided in Section 2.01(b).

          "FCC Licenses" shall mean licenses necessary for DirecTV transmission and distribution, if any.

          "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 2.01.

          "Fixed Charge Coverage Ratio" for any period shall mean the ratio of
(x) Consolidated EBITDA less the amount of all cash Capital Expenditures of the Borrower or any of its Subsidiaries for such period (exclusive of Permitted Acquisitions and MDU Investments) to (y) Fixed Charges for such period.

          "Fixed Charges" for any period shall mean the sum of (i) Consolidated Interest Expense for such period, plus (ii) the aggregate principal amount of all scheduled repayments of Indebtedness (including the principal portion of rentals under Capitalized Lease Obligations and including principal payments with respect to the Senior Seller Notes), plus (iii) taxes paid by Holdings and its Subsidiaries for such period (including taxes paid during such period by the Person or business, division or product line acquired by the Borrower or any of its Subsidiaries pursuant to a Permitted Acquisition during such period but excluding any taxes paid by such acquired Person or business, division or product line prior to the date of its acquisition by the Borrower or any of its Subsidiaries), and minus (iv) interest paid on Acceptable Subordinated Debt with the Cash Interest Reserves.

          "Fleet" shall mean Fleet National Bank, a national banking association.

          "GECC" shall mean General Electric Capital Corporation, a company organized under the laws of the State of New York.

          "Guaranties" shall mean and include the guaranty issued by Holdings pursuant to Section 13 and each of the Subsidiary Guaranties executed by the Subsidiaries of the Borrower.

          "Guarantor" shall mean Holdings and each Subsidiary of the Borrower.

          "HarbourVest" shall mean Hancock Venture Partners V-Direct Fund L.P.

          "Hazardous Materials" means (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under applicable Environmental Laws.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings Capital Stock" shall mean Holdings Common Stock, Convertible Preferred Stock, Redeemable Preferred Stock and Holdings Undesignated Preferred Stock.

          "Holdings Common Stock" shall have the meaning provided in Section
6.14.

          "Holdings Pledge Agreement" shall have the meaning provided in Section 4.09.

          "Holdings Series A Convertible Preferred Stock" shall have the meaning provided in Section 6.14.

          "Holdings Series A Redeemable Preferred Stock" shall have the meaning provided in Section 6.14.

          "Holdings Series B Convertible Preferred Stock" shall have the meaning provided in Section 6.14.

          "Holdings Series B Redeemable Preferred Stock" shall have the meaning provided in Section 6.14.

          "Holdings Undesignated Preferred Stock" shall have the meaning provided in Section 6.14.

          "Hughes" shall mean Hughes Communications Galaxy, Inc.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services other than trade payables and accrued expenses arising in the ordinary course of business, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection or Other Hedging Agreement or under any similar type of agreement entered into with a Person not a Bank.

          "Indemnified Matters" shall have the meaning provided in Section
12.01.

          "Indemnitees" shall have the meaning provided in Section 12.01.

          "Intellectual Property" shall have the meaning provided in Section
6.21.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection or Other Hedging Agreements" shall have the meaning provided in the Security Documents.

          "Investor Group" shall mean Burr Egan, Spectrum, BancBoston, Norwest and HarbourVest.

          "Issuing Bank" shall mean Fleet and any Bank which at the request of the Borrower agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 1A.

          "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business with respect to workers compensation, surety bonds and other similar statutory obligations, (ii) the NRTC L/C Obligation, (iii) Permitted Seller Notes and (iv) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section
1A.01(a).

          "Letter of Credit Cash Collateral Account" shall have the meaning provided in Section 3.02(A)(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 2.01(c).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section 1A.03(a).

          "Leverage Reduction Discount" shall mean as follows:

          (i) on the Restatement Effective Date and during any period in which clause (ii) or (iii) below, as the case may be, does not apply, the Leverage Reduction Discount shall be 0%;

          (ii) in the case of Revolving Loans, from and after the Start Date to and including the End Date and subject to (iv) below, the following percentage, to the extent but only to the extent that as of the last day of the most recent fiscal quarter ending immediately prior to such Start Date for which a certificate has been delivered to the Banks pursuant to the next succeeding sentence hereinafter the ratio of Net Adjusted Consolidated Indebtedness as of the most recent fiscal quarter ending immediately prior to such Start Date to Annualized Consolidated EBITDA for such fiscal quarter shall be as set forth below:

                                                Net Adjusted
                                      Consolidated Indebtedness to
             Percentage              Annualized Consolidated EBITDA

                .25%               less than 7:1 but greater than or equal to
                                   6:1
                .75%               less than 6:1 but greater than or equal to
                                   5:1
               1.00%               less than 5:1 but greater than or equal to
                                   4:1
               1.50%               less than 4:1;

          (iii) in the case of Term Loans, from and after the Start Date to and including the End Date and subject to (iv) below, .75%, to the extent but only to the extent that as of the last day of each of the two most recent fiscal quarters ending immediately prior to such Start Date for which a certificate has been delivered to the Banks pursuant to the next succeeding sentence hereinafter the ratio of Net Adjusted Consolidated Indebtedness at the end of each of such fiscal quarters to Annualized Consolidated EBITDA for each of such two fiscal quarters (including the quarter with respect to which the certificate referred to below is being delivered) shall be less than or equal to 6:1; and

          (iv) notwithstanding (ii) and (iii) above, if at any time (a) a Default or Event of Default shall exist, or (b) the Consolidated EBITDA for the most recent fiscal quarter shall be less than or equal to zero, the Leverage Reduction Discount shall be 0%.

The Leverage Reduction Discount shall be determined by the delivery of a certificate of the Borrower, certified by the Chief Financial Officer of the Borrower, together with the financial statements required to be delivered pursuant to Section 7.01(b) or (c), as the case may be, which certificate shall set forth the Leverage Reduction Discount arising from the calculation of the ratio of Net Adjusted Consolidated Indebtedness to Annualized Consolidated EBITDA of the Borrower for the fiscal quarter or quarters, as the case may be, ending with the fiscal quarter or fiscal year with respect to which such certificate is being delivered and the basis for such calculations. The Leverage Reduction Discount so determined shall apply, except as set forth above, to the period beginning on the date such financial statements are delivered and ending on the earlier of (the "End Date") (i) the next date of actual delivery of the financial statements required to be delivered pursuant to Section 7.01(b) or (c) or (ii) the date on which such financial statements are required to be delivered (the day of delivery of such financial statements on which such period commences being herein referred to as the "Start Date").

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever

(including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Term Loan and each Revolving Loan.

          "Management Agreements" shall have the meaning provided in Section 4.05(iii).

          "Managing Agent" shall mean each of Banque Paribas and Fleet in their capacity as Managing Agents for the Banks hereunder.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Contracts" shall have the meaning provided in Section 4.05(ix).

          "Maturity Date" with respect to a Tranche shall mean either the Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

          "MDU Business" shall mean the business of the Borrower relating to the installation of DirecTV services in multiple unit dwellings containing from four
(4) units to 200 units to the extent same is conducted outside of areas in which the Borrower has exclusive NRTC franchises.

          "MDU Investments" shall have the meaning provided in Section 8.21.

          "Minimum Borrowing Amount" shall mean (i) for Term Loans, $5,000,000, and (ii) for Revolving Loans, (a) $1,000,000 in the case of Eurodollar Loans and
(b) $500,000 in the case of Base Rate Loans.

          "Moody's" shall have the meaning provided in the definition of "Cash Equivalents."

          "Net Adjusted Consolidated Indebtedness" shall mean the remainder of Adjusted Consolidated Indebtedness minus Cash Interest Reserves.

          "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale, net of reasonable transaction costs (including, without limitation, attorneys' fees), the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes which will be payable by the Borrower's consolidated group as a result of such sale.

          "Net Subscriber Acquisition Cost" shall mean for any period the product of (x) Subscriber Acquisition Costs for such period divided by (y) Net Subscribers for such period.

          "Net Subscribers" shall mean for any period the number of new DirecTV subscribers of the Borrower or any of its Subsidiaries added (excluding DirecTV subscribers acquired through Permitted Acquisitions and excluding subscribers to the MDU Business) during such period less DirecTV subscribers of the Borrower or any of its Subsidiaries disconnected during such period.

          "New Banks" shall mean each of the Persons listed on Schedule I hereto that is not a Continuing Bank.

          "Non-Capitalized Subscriber Acquisition Costs" shall mean for any period (I) Subscriber Acquisition Costs minus (II) the remainder of (X) the amount of the Borrower's and its Subsidiaries' cost of equipment and products, over (Y) the Borrower's and its Subsidiaries' equipment revenue, in each case for such period.

          "Non-Continuing Bank" shall mean each Existing Bank that is not a Continuing Bank.

          "Norwest" shall mean Norwest Equity Partners V.

          "Note" shall mean each Term Note and each Revolving Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at Mail Stop MA0FD03D, 1 Federal Street, Boston, MA 02110, Attention:
Christopher A. Swindell or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "NRTC" shall mean the National Rural Telecommunications Cooperative.

          "NRTC Agreements" shall mean the agreements set forth on Schedule VI.

          "NRTC L/C Obligation" shall mean the Borrower's obligation, from time to time, to post one or more letters of credit for the benefit of the NRTC in an amount equal to three times the Borrower's subscriber billings for the one month during the six full months immediately preceding the date of the issuance of the NRTC Letter of Credit in which such subscriber billings were greatest.

          "NRTC Letter of Credit" shall have the meaning provided in Section 1A.01.

          "Obligations" shall mean all amounts owing to the Agents, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Original Effective Date" shall mean the Effective Date under, and as defined in, the Existing Credit Agreement.

          "Participant" shall have the meaning provided in Section 1A.04(a).

          "Partnership Pledge Agreement" shall have the meaning provided in
Section 4.09.

          "Payment Office" shall mean the office of the Administrative Agent located at Mail Stop MA0FD03D, 1 Federal Street, Boston, MA 02110, Attention:
Deborah Burke or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Pension Plan Refund" shall mean any cash payments received by the Borrower or any of its Subsidiaries upon the termination of any Plan as a rebate or refunding relating to any such Plan unless such payments are used to fund a replacement plan in accordance with Section 4980 of the Code.

          "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "Permitted Acquisition" shall mean the acquisition by the Borrower or any of its Subsidiaries of DirecTV Markets (excluding franchises relating to the MDU Business), although any such acquisition shall only be a Permitted Acquisition so long as (A) the consideration therefor consists solely of the proceeds of the Loans, proceeds of Acceptable Subordinated Debt, issuances of Holdings Common Stock, Seller Preferred Stock, Permitted Seller Notes or amounts in the Permitted Acquisition Cash Collateral Account and (B) the Agents shall be satisfied that the aggregate purchase price for any single acquisition does not exceed the greater of (x) $2,000 per Subscriber to be Acquired or (y) $150 per household in the acquired franchise area. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition shall be a Permitted Acquisition only if all requirements of Section 7.15 with respect to Permitted Acquisitions are met with respect thereto.

          "Permitted Acquisition Cash Collateral Account" shall mean a cash collateral account to be maintained with the Collateral Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Collateral Agent into which, so long as at the time of any sale of assets by the Borrower or any of its Subsidiaries or sale of equity there shall not exist a Default or Event of Default, shall be deposited (i) cash proceeds from any such sale of assets which shall be earmarked by the Borrower for a Permitted Acquisition to be made in accordance with Section 7.15 and (ii) proceeds of equity issuances permitted to be deposited in accordance with Section 3.02(B)(b)(ii).

          "Permitted Acquisition Cash Collateralized Amounts" shall mean all amounts held by the Collateral Agent in the Permitted Acquisition Cash Collateral Account.

          "Permitted Acquisition Notice" shall have the meaning provided in
Section 7.15(a)(ii).

          "Permitted Business" shall mean the business of operating DirecTV Franchises excluding the MDU Business.

          "Permitted Liens" shall have the meaning provided in Section 8.01.

          "Permitted Seller Notes" shall mean (i) Seller Notes supported by a Letter of Credit and (ii) all other Seller Notes so long as the outstanding aggregate principal amount of all such other Seller Notes issued after the Restatement Effective Date does not exceed $5,000,000 at any time.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan, as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreements.

          "Pledge Agreements" shall mean the Holdings Pledge Agreement, the Partnership Pledge Agreement and the Borrower/Subsidiary Pledge Agreement.

          "Pledged Securities" shall have the meaning assigned that term in the applicable Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which Fleet announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by Banque Paribas or Fleet, who may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Annualized Adjusted Consolidated EBITDA" for any fiscal quarter shall mean (i) Consolidated EBITDA for such fiscal quarter calculated on a Pro Forma Basis plus the non-capitalized Subscriber Acquisition Costs for such fiscal quarter times four; less (ii) Consolidated EBITDA for such fiscal quarter calculated on a Pro Forma Basis plus the non-capitalized Subscriber Acquisition Costs for such fiscal quarter, in each case, related to the MDU Business times four.

          "Pro Forma Annualized Consolidated EBITDA" shall mean for any fiscal quarter the product of (i) the Consolidated EBITDA for such fiscal quarter calculated on a Pro Forma Basis and (ii) four.

          "Pro Forma Basis" shall mean, (a) with respect to any Permitted Acquisition, the calculation of the consolidated results of Holdings and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Permitted Acquisition (and all other Permitted Acquisitions consummated during the respective Calculation Period or thereafter and prior to the date of determination pursuant to Section 7.15 or other applicable provision of this Agreement) had been effected on the first day of the respective calculation period and (b) with respect to the determination of Consolidated EBITDA calculated on a Pro Forma Basis, the calculation of the consolidated results of Holdings and its Subsidiaries otherwise determined in accordance with this Agreement as if all Permitted Acquisitions consummated during the period for which Consolidated EBITDA calculated on a Pro Forma Basis is being determined had been effected on the first day of the respective period; provided that all calculations shall take into account the following assumptions:

          (i) (x) with respect to the determinations made for Permitted Acquisitions in accordance with clause (a) above, if any Indebtedness is incurred pursuant to the respective Permitted Acquisition (or was incurred in any other Permitted Acquisition which occurred during the relevant Calculation Period or thereafter and prior to the date of determination) then all such Indebtedness shall be deemed to have been outstanding from the first day of the respective Calculation Period (and the interest expense associated with such Indebtedness, shall be determined at the actual rates applicable thereto or which would have been applicable had such debt been outstanding for the whole such period and shall be included in determining Consolidated Interest Expense on such Pro Forma Basis) and all Indebtedness that was outstanding during the Calculation Period or thereafter and prior to the date of the Permitted Acquisition but not outstanding on the date of the Permitted Acquisition shall be deemed to have been repaid in full on the first day of the Calculation Period and (y) with respect to any determinations made of Consolidated EBITDA calculated on a Pro Forma Basis in accordance with clause (b) above, the maximum amount of Indebtedness outstanding during the two-week period immediately preceding the date of determination shall be deemed to be outstanding from the first day of the relevant period (and the Interest Expense associated with such Indebtedness shall be determined at the actual rates applicable thereto or which would have been applicable had such debt been outstanding for the whole such period and shall be included in determining Adjusted Consolidated Interest Expense for such period on such Pro Forma Basis); and

          (ii) all calculations of Consolidated EBITDA (and the other components of the definition of Consolidated EBITDA included therein) shall include only the Consolidated EBITDA of Holdings and its Subsidiaries (and the other components of the definition of Consolidated EBITDA included therein) during the relevant Calculation Period or period, as the case may be, and shall not include any Consolidated EBITDA (or other components) of the Person or business, division or product line being acquired pursuant to the Permitted Acquisition or acquired during the period of determination (except for the Consolidated EBITDA of such Person or business, division or product line generated after the date of such acquisition) unless either
     (x) such Consolidated EBITDA of the Person or business, division or product line being acquired has been audited for the entire Calculation Period (or the period prior to acquisition) by any of the "big six" or (y) in the case of calculations based on unaudited financial statements, the Agents shall be reasonably satisfied with the amounts of Consolidated EBITDA (and the other components) of such Person or business, division or product line being acquired pursuant to the respective Permitted Acquisition (or acquired during the period of determination).

          "Projections" shall have the meaning provided in Section 4.17(b).

          "Qualified Paying Subscribers" shall mean all subscribers (other than subscribers to the MDU Business) of the Borrower or any of its Subsidiaries to DirecTV that are located in the Borrower's and its Subsidiaries' DirecTV Market areas and who have paid all amounts due to the Borrower or any of its Subsidiaries within sixty (60) days of the initial due date thereof.

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December of each calendar year.

          "Quoted Rate" shall mean (a) the quotation offered to the Administrative Agent in the New York interbank Eurodollar market for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period applicable to such Eurodollar Loan as determined by the Administrative Agent's Treasury Funding Management on the date which is two (2) Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (b) a percentage equal to the remainder of 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the

Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by Holdings or any Subsidiary of Holdings of any cash insurance proceeds from key-man life insurance or liability insurance or insurance payable by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any Subsidiary of Holdings (including, without limitation, business interruption insurance).

          "Redeemable Preferred Stock" shall mean Holdings Series A Redeemable Preferred Stock and Holdings Series B Redeemable Preferred Stock.

          "Register" shall have its meaning provided in Section 7.16.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Related Fund" shall mean, with respect to any Bank that is a fund that invests in Loans, any other fund that invests in Loans and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

          "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Reorganization Transaction" shall mean the reorganization transaction of the Borrower pursuant to which all of the holders of capital stock of the Borrower exchanged (whether by exchange agreement, merger or otherwise) their interests in the Borrower for equivalent interests in Holdings, all of whose assets consist of 100% of the capital stock of the Borrower.

          "Reorganization Transaction Documents" shall mean (i) the Agreement and Plan of Merger, dated September 9, 1997, between the Borrower, Holdings and GSS Mergersub Inc., (ii) various consents of the shareholders and directors of the Borrower, (iii) the unanimous written consent of the directors of Holdings,
(iv) the written consent of the sole director of GSS Mergersub Inc. and (v) all other documents entered into or delivered in connection with said agreements or the Reorganization Transaction.

          "Replaced Bank" shall have the meaning provided in Section 1.12.

          "Replacement Bank" shall have the meaning provided in Section 1.12.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

          "Required Banks" shall mean Banks the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, the sum of outstanding Revolving Loans and Letter of Credit Outstandings), represent an amount equal to or greater than 66.6% of the sum of all outstanding Term Loans and the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans and Letter of Credit Outstandings).

          "Required Revolving Banks" shall mean Banks, the sum of whose outstanding Revolving Loan Commitments represent an amount greater than 66.6% of the Total Revolving Loan Commitment or after termination of such Commitments, Banks, the sum of whose outstanding Revolving Loans and Letter of Credit Outstandings represent an amount greater than 66.6% of the total outstanding Revolving Loans and Letter of Credit Outstandings.

          "Required Term Banks" shall mean Banks the sum of whose outstanding Term Loans represent an amount greater than 66.6% of all outstanding Term Loans made by all Banks.

          "Restatement Effective Date" shall have the meaning provided in
Section 12.10.

          "Returns" shall have the meaning provided in Section 6.09.

          "Revolving Facility" shall mean the facility evidenced by the Total Revolving Loan Commitment.

          "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name on Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced or terminated from time to time pursuant to Sections 2.02, 2.03, 3.02 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to
Section 1.12 or 12.04.

          "Revolving Loan Conversion" shall have the meaning provided in Section 1.01(b).

          "Revolving Loan Maturity Date" shall mean June 30, 2004

          "Revolving Loans" shall have the meaning provided in Section 1.01(b).

          "Revolving Note" shall have the meaning provided in Section
1.05(a)(ii).

          "Rocky Mountain Note" shall mean the Promissory Note dated May 1, 1997, issued by the Borrower to Western Montana DBS, Inc. d/b/a Rocky Mountain DBS in the amount of $2,350,000.

          "S&P" shall have the meaning provided in the definition of "Cash Equivalents."

          "Scheduled Repayment" shall have the meaning provided in Section 3.02(A)(c).

          "Scheduled Revolving Loan Commitment Reduction" shall have the meaning provided in Section 2.03(e).

          "Scheduled Revolving Loan Commitment Reduction Date" shall have the meaning provided in Section 2.03(e).

          "SEC" shall have the meaning provided in Section 7.01(h).

          "Section 3.04(b)(ii) Certificate" shall have the meaning provided in
Section 3.04(b)(ii).

          "Secured Creditors" shall mean (x) the Banks, the Agents, the Collateral Agent and (y) any Bank which on the date hereof is, or subsequently becomes, party to any Interest Rate Protection or Other Hedging Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" shall mean the Security Agreement, dated as of July 7, 1997, between the Borrower and the Collateral Agent, as amended, modified or supplemented from time to time, including as supplemented by the Security Documents Acknowledgment.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Documents" shall mean the Pledge Agreements, the Security Agreement, the Collateral Assignment of Marketing and Distribution Agreements, each Additional Security Document, the Security Documents Acknowledgment and the agreements relating to the Letter of Credit Cash Collateral Account and the Permitted Acquisition Cash Collateral Account.

          "Security Document Acknowledgment and Consent" shall have the meaning provided in Section 4.10.

          "Seller Notes" shall mean notes issued by Holdings to sellers of DirecTV Markets in a Permitted Acquisition and issued in accordance with Section 7.15, which notes (other than those notes supported by a Letter of Credit) shall be fully subordinated to the Obligations and obligations under Interest Rate Protection or Other Hedging Agreements, and all such notes shall otherwise be in form and substance satisfactory to the Agents.

          "Seller Preferred Stock" shall mean preferred stock issued by Holdings which preferred stock, so long as this Agreement (as the same may be amended, modified, extended, renewed, replaced, restated, supplemented, restructured or refinanced from time to time) remains outstanding, shall not permit mandatory redemptions, shall not contain sinking fund or similar requirements, shall pay no cash dividends and shall have no covenants that differ in any material respect from the covenants contained in the Convertible Preferred Stock, and is otherwise acceptable in all respects to the Agents.

          "Senior Seller Notes" shall mean (i) the Rocky Mountain Note, (ii) the TEG Note and (iii) the Western Montana Note.

          "Shareholder" shall mean any holder of issued and outstanding Borrower Capital Stock.

          "Shareholders' Agreements" shall have the meaning provided in Section 4.05(ii).

          "Spectrum" shall mean Spectrum Equity Investors, acting through Spectrum Equity Investors L.P. and Spectrum Equity Investors II L.P.

          "Start Date" shall have the meaning provided in the definition of "Leverage Reduction Discount."

          "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder at such time (in each case determined without regard to whether any conditions to drawing could then be met).

          "Subscriber Acquisition Costs" shall mean for any period the remainder of (I) the sum of (a) the amount of all payroll expenses of Holdings and its Subsidiaries for such period in respect of employees or agents engaged primarily in sales and marketing, (b) the amount of all sales commissions paid by the Borrower and its Subsidiaries during such period to employees or agents for services and/or equipment sold, (c) the amount of all expenses paid by the Borrower and its Subsidiaries during such period for marketing and promotional activities conducted by the Borrower and its Subsidiaries to promote services and products, and (d) the excess, if any, of (i) the sum of (x) the amount equal to the Borrower's and its Subsidiaries' cost of equipment and products and (y) the amount equal to the Borrower's and its Subsidiaries' expenses incurred in generating installation revenue, minus (ii) the Borrower's and its Subsidiaries' equipment and installation revenue for such period minus (II) Subscriber Acquisition Costs relating to the MDU Business.

          "Subscribers to be Acquired" shall mean, in connection with any Permitted Acquisition, the number of subscribers to DirecTV service to be acquired as such number shall be certified to the Banks in the Permitted Acquisition Notice.

          "Subsidiaries Guaranty" shall have the meaning provided in Section
4.08.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person, (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time and (iii) any partnership or limited liability company in which such Person is the general partner or manager.

          "Subsidiary Guarantor" shall mean each Subsidiary (other than South Plains DBS Limited Partnership and DCE Satellite Entertainment, LLC, in each case so long as (i) neither such partnership nor such limited liability company is a Wholly-Owned Subsidiary of the Borrower and (ii) the Borrower or one of its Subsidiaries does not own a sufficient equity interest in such partnership or sufficient membership interests in such limited liability company to require such partnership or limited liability company, as the case may be, to act otherwise) of the Borrower.

          "Syndication Agent" shall mean Banque Paribas in its capacity as Syndication Agent for the Banks hereunder, and shall include any successor to the Syndication Agent appointed pursuant to Section 11.09.

          "Syndication Termination Date" shall mean the earlier of (x) 120 days after the Restatement Effective Date or (y) the date on which the Agents and the Documentation Agent, in their sole discretion, determines (and notifies the Borrower and the other Banks) that the primary syndication (and the resultant addition of institutions as Banks pursuant to Section 12.04) has been completed.

          "Tax Refund" shall mean any cash payment received by Holdings or any of its Subsidiaries as a rebate or refund relating to any federal, state or local income taxes paid by Holdings or any of its Subsidiaries or with respect to the assets or properties of Holdings or any of its Subsidiaries.

          "Tax Sharing Agreements" shall have the meaning provided in Section 4.05(vii).

          "Taxes" shall have the meaning provided in Section 3.04(a).

          "TEG Note" shall mean the Promissory Note dated June 12, 1997, issued by the Borrower to 59 TEG DBS Services, Inc. in the amount of $2,500,000.

          "Term Facility" shall mean the facility evidenced by Total Term Loan Commitment.

          "Term Loan" shall have the meaning provided in Section 1.01(a).

          "Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Term Loan Commitment," as the same may be terminated pursuant to Section 2.03.

          "Term Loan Conversion" shall have the meaning provided in Section 1.01(a).

          "Term Loan Maturity Date" shall mean March 31, 2005.

          "Term Note" shall have the meaning provided in Section 1.05(a)(i).

          "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

          "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of each of the Banks.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less the sum of (y) the aggregate principal amount of Revolving Loans then outstanding and (z) the then aggregate amount of Letter of Credit Outstandings.

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two separate Tranches, i.e., whether Term Loans or Revolving Loans.

          "Transaction" shall mean collectively, (i) the incurrence and continuation of Loans hereunder on the Restatement Effective Date and (ii) the payment of the Transaction Fees and Expenses in connection therewith.

          "Transaction Fees and Expenses" shall mean all fees and expenses incurred in connection with and arising out of the transactions contemplated by the Credit Documents; provided, however, that the aggregate amount of such fees and expenses shall not exceed $2,000,000 in the aggregate.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the fair market value of the assets allocable thereto.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section 1A.05(a).

          "Unutilized Revolving Loan Commitment" for any Bank, at any time, shall mean the Revolving Loan Commitment of such Bank at such time less the sum of (i) the aggregate principal amount of Revolving Loans made by such Bank and then outstanding and (ii) such Bank's Percentage of the Letter of Credit Outstandings.

          "Weary Key-Man Insurance" shall mean the key-man life insurance maintained with respect to Mr. Rodney Weary.

          "Western Montana Note" shall mean the Promissory Note dated December 22, 1997, issued by the Borrower to Western Montana Entertainment Television, Inc. in the amount of $3,750,000.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          Section 11. The Agents.

          11.01 Appointment. The Banks hereby designate Fleet as Administrative Agent (for purposes of this Section 11, the term "Administrative Agent" shall include Fleet in its capacity as Collateral Agent pursuant to the Security Documents), Banque Paribas as Syndication Agent, and GECC, as Documentation Agent, in each case to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent and the Syndication Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent and the Syndication Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each of the Administrative Agent and the Syndication Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

          11.02 Nature of Duties. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. The Syndication Agent and the Documentation Agent shall not have any duties or responsibilities under this Agreement or any Security Document or any other document or matter related thereto. None of the Administrative Agent, the Syndication Agent, the Documentation Agent and any of their respective officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent and the Syndication Agent shall be mechanical and administrative in nature; the Administrative Agent, the Syndication Agent and the Documentation Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent, the Syndication Agent or the Documentation Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein.

          11.03 Lack of Reliance on the Administrative Agent, the Syndication Agent and the Documentation Agent. Independently and without reliance upon the Administrative Agent, the Syndication Agent and the Documentation Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the participation in Letters of Credit and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent, the Syndication Agent and the Documentation Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans, the participation in the Letters of Credit or at any time or times thereafter. Neither the Administrative Agent, the Syndication Agent nor the Documentation Agent shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings or its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings or its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          11.04 Certain Rights of the Administrative Agent and the Syndication Agent. If the Administrative Agent or the Syndication Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent or the Syndication Agent, as the case may be, shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent or the Syndication Agent, as the case may be, shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent, the Syndication Agent or the Documentation Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

          11.05 Reliance. The Administrative Agent and the Syndication Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent or the Syndication Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent and the Syndication Agent (which may be counsel for the Credit Parties).

          11.06 Indemnification. (a) To the extent the Administrative Agent, the Syndication Agent or the Documentation Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, in proportion to its respective "percentages" as used in determining the Required

Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's, the Syndication Agent's or the Documentation Agent's gross negligence or willful misconduct.

          (b) The Administrative Agent, the Syndication Agent and the Documentation Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

          11.07 The Administrative Agent and the Syndication Agent in Their Individual Capacities. With respect to its obligation to make Loans under this Agreement, each of the Administrative Agent, the Syndication Agent and the Documentation Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent, the Syndication Agent and the Documentation Agent in their individual capacities. Each of the Administrative Agent, the Syndication Agent and the Documentation Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and may purchase and hold equity interests in the Borrower or any other Credit Party without having to account for the same to the Banks and otherwise without having to account for the same to the Banks.

          11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          11.09 Resignation by the Agents. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving fifteen (15) Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower (it being understood and agreed that any Bank is deemed to be acceptable to the Borrower).

          (c) If a successor Administrative Agent shall not have been so appointed within such fifteen (15) Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

          (e) The Syndication Agent, as such, may resign at any time by giving five (5) Business Days' prior written notice to the Banks. Such resignation shall take effect at the end of such five (5) Business Day period.

          Section 12. Miscellaneous.

          12.01 Payment of Expenses, Indemnities, etc. The Borrower, agrees to:
(i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with its syndication efforts with respect to this Agreement (including, without limitation, the reasonable fees and disbursements of White & Case) and of the Agents and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) defend, protect, indemnify and hold harmless the Agents and each Bank, and each of their respective officers, directors, employees, representatives, attorneys and agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or assessed against the Indemnitees directly or indirectly based on, or arising or resulting from, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not any Agent, the Collateral Agent or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Agent, the Collateral Agent, any Bank, the Borrower or any third person or otherwise) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents; or, (b) the actual or alleged generation, presence or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or at any time operated by Holdings or any of its Subsidiaries or; (c) any Environmental Claim relating to Holdings or any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries or; (d) the exercise of the rights of any Agent and of any Bank under any of the provisions of this Agreement or any other Credit Document or any Letter of Credit or any Loans hereunder; or (e) the consummation of any transaction contemplated herein (including, without limitation, the Transaction) or in any other Credit Document (the "Indemnified Matters") regardless of when such

Indemnified Matter arises, but excluding any such Indemnified Matter based the gross negligence or willful misconduct of any Indemnitee.

          12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of each Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to
Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to Holdings or the Borrower, at its address specified opposite its signature below; if to any Bank, at its address specified opposite its name below; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, facsimilied, or cabled or sent by overnight courier, be effective three (3) Business Days after deposited in the mails, certified, return receipt requested, when delivered to the telegraph company, cable company or one day following delivery to an overnight courier, as the case may be, or sent by telex or facsimile device, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

          12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, neither Holdings nor any of its Subsidiaries may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks; and provided further, that although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder; and provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the Commitments in which such participant is participating over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment, and that an increase in any Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Holdings or any of its Subsidiaries of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) (A) pledge its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank or (B) assign all or a portion of its Loans or Commitments and related outstanding Obligations hereunder to its parent company, principal office and/or any Affiliate or Related Fund of such Bank or one or more other Banks or (y) assign all or a portion equal to at least $5,000,000, of such Loans or Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees each of which assignees shall become a party to this Agreement as a Bank by execution of an assignment and assumption agreement substantially in the form of Exhibit N (appropriately completed); provided that:
(i) at such time Schedule I shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks; (ii) new Notes will be issued to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of
Section 1.05 to the extent needed to reflect the revised Commitments; (iii) the consent of the Agents shall be required in connection with any assignment; and
(iv) the Agents shall receive and share equally at the time of each such assignment, from the assigning Bank, the payment of a non-refundable assignment fee of $3,000. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. No transfer or assignment under this
Section 12.04(b) will be effective until recorded by the Administrative Agent on the Register pursuant to Section 7.16. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower, and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 3.04(b)(ii) Certificate) required by Section 3.04(b).

          12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of either Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Agents or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agents or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of Holdings or the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations of Excess Cash Flow and all computations determining compliance with Sections 8.07 through 8.17, inclusive, including the definitions used therein, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements for the fiscal year ended December 31, 1997 delivered to the Banks pursuant to Section 6.05.

          (b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

          12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICE COMPANY WITH OFFICES ON THE DATE HEREOF AT 80 STATE STREET, ALBANY, NEW YORK 12207 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH OF HOLDINGS AND THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO HOLDINGS OR THE BORROWER AT, AS THE CASE MAY BE, ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO

SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

          (b) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          12.10 Effectiveness. (a) This Agreement shall become effective on the date (the "Restatement Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic notice (confirmed in writing), written or facsimile transmission notice (actually received) in accordance with Section 12.03 at such office that the same has been signed and mailed to it.

          (b) On the Restatement Effective Date, each New Bank and each Continuing Bank shall have delivered to the Administrative Agent for the account of the Borrower an amount equal to (i) in the case of each New Bank, the Loans to be made by such New Bank on the Restatement Effective Date and (ii) in the case of each Continuing Bank, the amount by which the principal amount of Loans to be made and/or converted by such Continuing Bank on the Restatement Effective Date exceeds the amount of the Existing Loans of such Continuing Bank outstanding on the Restatement Effective Date. Notwithstanding anything to the contrary contained in this Section 12.10(b), in satisfying the foregoing condition, unless the Administrative Agent shall have been notified by any Bank prior to the occurrence of the Restatement Effective Date that such Bank does not intend to make available to the Administrative Agent such Bank's Loans required to be made by it on such date, then the Administrative Agent may, in reliance on such assumption, make available to the Borrower the corresponding amounts in accordance with the provisions of Section 1.04, and the making available by the Administrative Agent of such amounts shall satisfy the condition contained in this Section 12.10(b).

          12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks; provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (with Obligations of the respective types being directly affected thereby): (i) extend the final scheduled maturity of any Loan or Note beyond the applicable Maturity Date or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or a mandatory prepayment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank); or (ii) release all or a substantial portion of the Collateral (except for the release of Collateral (other than the release of all or substantially all of the Collateral) in connection with asset dispositions approved by the Required Banks); or (iii) amend, modify or waive any provision of this Section 12.12; or (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans, Term Loan Commitments and Revolving Loan Commitments are included on the Restatement Effective Date); or (v) modify the date of any Scheduled Repayment or of any Scheduled Revolving Loan Commitment Reduction Date or the amount of any Scheduled Repayment or Scheduled Revolving Loan Commitment Reduction; or (vi) consent to the assignment or transfer by Holdings or the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall: (u) increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or of a mandatory prepayment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank) without the consent of such Bank; or (v) without the consent of any Issuing Bank effected thereby, amend, modify or waive any provision of Section 1A or alter its rights or obligations with respect to Letters of Credit; or (w) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 11 as same applies to such Agent or any other provision relating to the rights or obligations of such Agent; or (x) without the consent of the Collateral Agent, amend, modify or waive any provision of Section 11 or any other provision relating to the rights or obligations of the Collateral Agent; or (y) without the consent of the Required Term Banks amend, modify or waive (A) Sections 3.01(v) or 3.02(B) to the extent that, in any such case, such amendment, modification or waiver would alter the application of prepayments or repayments as between the Term Facility and the Revolving Facility in a manner adverse to the Term Loans or (B) Section 3.02(A)(c) or the definition of Required Term Banks; or (z) without the consent of the Required Revolving Banks amend, modify or waive (A) Section 3.02(B) to the extent that such amendment, modification or waiver would alter the application of prepayments or repayments as between the Term Facility and the Revolving Facility in a manner adverse to the Revolving Loans or Revolving Loan Commitments or (B) Section 2.03(e) or the definition of Required Revolving Banks.

          (b) Notwithstanding anything to the contrary contained above in this
Section 12.12, the Collateral Agent may (i) enter into amendments to the Subsidiaries Guaranty and the Security Documents for the purpose of adding additional Subsidiaries of the Borrower (or other Credit Parties) as parties thereto and (ii) enter into security documents to satisfy the requirements of Sections 7.15 and 7.17, in each case without the consent of the Required Banks.

          12.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 1A.06, 3.04, 11.06 and 12.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

          12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank.

          12.15 Post-Closing Obligations. (a) Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that (i) the UCC financing statements delivered by the relevant Credit Party on the Restatement Effective Date shall be filed in the appropriate governmental office and (ii) the UCC-11's or equivalent reports required to be delivered to the Collateral Agent pursuant to Section 4.10 shall be so delivered, in each case as early as practicable but in any event not later than ten (10) Business Days after the Restatement Effective Date, and no Borrowings (other than the Borrowings made on the Restatement Effective Date) may be made under this Agreement until the conditions contained in this Section 12.15(a) have been determined by the Agents in their sole discretion to have been satisfied. The representations and warranties made in each of the Credit Documents with respect to the due filing or recording of such financing statements and the perfection and priority of the security interests under the Security Documents, and any defaults arising therefrom, shall be waived for such ten (10) Business Day period.

          (b) The Borrower hereby acknowledges that in connection with certain assignments hereof, the Agents or any of the Banks may be required to obtain a rating of the Obligations and Commitments hereunder of the Borrower hereby consents to such Agents or Banks providing to the respective rating agency such information regarding the Obligations and creditworthiness of the Borrower as is customary practice of such rating agency.

          (c) Notwithstanding anything herein to the contrary, the Borrower shall have as ten (10) Business Days after the Restatement Effective Date within which to (i) obtain and deliver to the Agents the NRTC's and DirecTV's acknowledgment of and agreement to the Security Documents Acknowledgment with respect to the Collateral Assignment of Marketing and Distribution Agreements,
(ii) deliver to the Agents a true and correct copy of resolutions which have been duly adopted by the Board of Directors of each of Holdings and the Borrower ratifying the execution and delivery of each of the Documents and (iii) to the extent not delivered on or prior to the Restatement Effective Date, deliver, and cause each of Holdings and Argos to deliver, to the Agents good standing certificates, including a statement as to the payment of all fees and taxes by such Person, from the Secretary of State for the State of such Person's incorporation and listing all charter documents on file with the Secretary of State, and from each of the jurisdictions in which such Person is qualified to do business. No Borrowings (other than the Borrowings made on the Restatement Effective Date) may be made under this Agreement until all the conditions contained in this Section 12.15(c) have been determined by the Agents in their sole discretion to have been satisfied.

          12.16 Amendment and Restatement; Termination of Existing Credit Agreement. On the Restatement Effective Date, without further action by any party, the Existing Credit Agreement shall be amended and restated to read in full as set forth herein. Holdings, the Borrower and each of the Banks agrees that the "Commitments" as defined in the Existing Credit Agreement shall be terminated in their entirety on and as of the Restatement Effective Date.

          12.17 Additions of New Banks; Conversion of Existing Loans of Continuing Banks; Termination of Commitments of Non-Continuing Banks. (a) On and as of the occurrence of the Restatement Effective Date in accordance with
Section 12.10, each New Bank shall become a "Bank" under, and for all purposes of, this Agreement and the other Credit Documents.

          (b) The parties hereto acknowledge that each Existing Bank has been offered the opportunity to participate in this Agreement, after the occurrence of the Restatement Effective Date, as a Continuing Bank hereunder, but that no Existing Bank is obligated to be a Continuing Bank.

          (c) Notwithstanding anything to the contrary contained in the Existing Credit Agreement, this Agreement or any other Credit Document, Holdings, the Borrower and each of the Banks hereby agree that on the Restatement Effective

Date, (i) each Bank with a Commitment as set forth on Schedule I (after giving effect to the Restatement Effective Date) shall make or maintain (including by way of conversion) that principal amount of Term Loans and/or Revolving Loans to the Borrower as is required by Section 1.01, provided that if the Existing Loans of any Continuing Bank outstanding on the Restatement Effective Date (immediately before giving effect thereto) exceed the aggregate principal amount of Loans required to be made available by such Bank on such date (after giving effect to the Restatement Effective Date), then Existing Loans of such Continuing Bank in an amount equal to such excess shall be repaid on the Restatement Effective Date to such Bank and (ii) in the case of each Non-Continuing Bank, all of such Non-Continuing Bank's Existing Loans outstanding on the Restatement Effective Date shall be repaid in full on such date, together with interest thereon and all accrued Fees (and any other amounts) owing to such Non-Continuing Bank, and the Commitment (under, and as defined in, the Existing Credit Agreement) of such Non-Continuing Bank, if any, shall be terminated, effective upon the occurrence of the Restatement Effective Date. Notwithstanding anything to the contrary contained in the Existing Credit Agreement, this Agreement or any other Credit Document, the parties hereto hereby consent to the repayments and reductions required above, and agree that in the event that any Existing Bank shall fail to execute a counterpart of this Agreement prior to the occurrence of the Restatement Effective Date, such Existing Bank shall be deemed to be a Non-Continuing Bank and, concurrently with the occurrence of the Restatement Effective Date, the Commitment (under, and as defined, in the Existing Credit Agreement) of such Existing Bank, if any, shall be terminated, all Existing Loans of such Existing Bank outstanding on the Restatement Effective Date shall be repaid in full, together with interest thereon and all accrued Fees (and any other amounts) owing to such Existing Bank, and concurrently with the occurrence of the Restatement Effective Date, such Existing Bank shall no longer constitute a "Bank" under this Agreement and the other Credit Documents, provided that all indemnities of the Credit Parties under the Existing Credit Agreement and the other Credit Documents (as in effect prior to the Restatement Effective Date) for the benefit of such Existing Bank shall survive in accordance with the terms thereof.

          12.18 Entire Agreement; Successors and Assigns. This Agreement and the other Credit Documents constitute the entire agreement among Holdings, the Borrower, the Agents and the Banks, supersedes any prior agreements among them (other than the commitment letter, dated May 5, 1998, addressed to the Borrower from Paribas, Fleet and GECC and the related fee letters), and shall bind and benefit Holdings, the Borrower, the Agent and the Banks and their respective successors and permitted assigns.

          Section 13. Holdings Guaranty.

          13.01 The Guaranty. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, Holdings hereby agrees with the Secured Creditors as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Banks under this Agreement and the other Credit Documents and under each Interest Rate Protection or Other Hedging Agreement. If any or all of the indebtedness of the Borrower to the Banks becomes due and payable hereunder or under such other Credit Documents or Interest Rate Protection or Other Hedging Agreements, Holdings unconditionally promises to pay such indebtedness to the Secured Creditors, or order, on demand, together with any and all expenses which may be incurred by the Agent or the Banks in collecting any of the indebtedness. The word "indebtedness" is used in this Section 13 in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrower arising in connection with this Agreement or any other Credit Documents or under any Interest Rate Protection or Other Hedging Agreement, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

          13.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all indebtedness of the Borrower to the Banks under this Agreement and the other Credit Documents and under each Interest Rate Protection or Other Hedging Agreement, whether or not due or payable by the Borrower upon the occurrence of any of the events specified in
Section 9.05, and unconditionally and irrevocably promises to pay such indebtedness to the Banks, or order, on demand, in lawful money of the United States.

          13.03 Nature of Liability. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Agents or the Banks on the indebtedness which the Agents or such Banks repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          13.04 Guaranty Absolute. No invalidity, irregularity or unenforceability of all or any part of the indebtedness guaranteed hereby or of any security therefor shall affect, impair or be a defense to this guaranty, and this guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the indebtedness guaranteed herein.

          13.05 Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statue of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

          13.06 Authorization. Holdings authorizes the Agents, the Collateral Agent and the Banks without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the indebtedness as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the indebtedness and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the indebtedness or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Banks;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Banks regardless of what liability or liabilities of Holdings or the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Section 13.

          13.07 Reliance. It is not necessary for the Agent or the Banks to inquire into the capacity or powers of the Borrower or the Subsidiaries of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          13.08 Subordination. Any indebtedness of the Borrower now or hereafter held by Holdings is hereby subordinated to the indebtedness of the Borrower to the Agents and the Banks; and such indebtedness of the Borrower to Holdings, if the Agents (at the direction of the Required Banks), after an Event of Default has occurred, so request, shall be collected, enforced and received by Holdings as trustee for the Banks and be paid over to the Banks on account of the indebtedness of the Borrower to the Banks, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Agents and the Banks that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) until all guaranteed Obligations have been paid in full in cash.

          13.09 Waiver. (a) Holdings waives any right to require the Agents or the Banks to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Agents' or the Banks' power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. The Agents and the Banks may, in accordance with the Credit Documents, at their election, foreclose on any security held by the Agents, the Collateral Agent or the Banks by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agents and the Banks may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the indebtedness has been paid. Holdings waives any defense arising out of any such election by the Agents and the Banks, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

          (b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the indebtedness and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Agents and the Banks shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

          13.10 Binding Nature of Guaranty. This guaranty shall be binding upon Holdings and its successors and assigns and shall inure to the benefit of the Banks and their successors and assigns.



          13.11 Judgments Binding. If claim is ever made upon any Bank or any subsequent holder of a Note for repayment or recovery of any amount or amounts received in payment or on account of any of the indebtedness and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower) then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation hereof or the cancellation of any Note, or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                          *             *              *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

605 W. 47th Street                             GOLDEN SKY HOLDINGS, INC.
Suite 300
Kansas City, MO  64112
Attention:  Robert B. Weaver                   By:/s/Robert B. Weaver
Telephone:  (816) 753-5544                        Name:  Robert B. Weaver
Facsimile:   (816) 753-5595                       Title: Chief Financial Officer

605 W. 47th Street                             GOLDEN SKY SYSTEMS, INC.
Suite 300
Kansas City, MO  64112
Attention:  Robert B. Weaver                   By:/s/Robert B. Weaver
Telephone:  (816) 753-5544                        Name: Robert B. Weaver
Facsimile:   (816) 753-5595                       Title: Chief Financial Officer






787 Seventh Avenue                             BANQUE PARIBAS,
New York, New York  10019                      Individually and as Syndication
Attention:  William B. Schink                   Agent and Managing Agent
Telephone:  (212) 841-2389
Facsimile:   (212) 841-2369
                                               By:/s/William B. Schink
                                                  Name: William B. Schink
                                                  Title: Director


                                               By:/s/Errol R. Antzis
                                                  Name: Errol R. Antzis
                                                  Title: Managing Director,
                                                         Group Head

Mail Stop MAOFDO3D                             FLEET NATIONAL BANK,
1 Federal Street                                Individually and as
Boston, MA  02110                               Administrative Agent and
Attention:  Christopher A. Swindell             Managing Agent
Telephone:  (617) 346-5579
Facsimile:  (617) 346-4345                     By:/s/Paula Lang
                                                  Name: Paula Lang
                                                  Title: Senior Vice President



Structured Finance Group                       GENERAL ELECTRIC CAPITAL
120 Long Ridge Road                             CORPORATION,
3rd Floor                                        Individually and as
Stamford, CT 06927                               Documentation Agent
Attention:  Manager of
Portfolio Operations                           By:/s/Molly Fergusson
Telephone:  (203) 357-4309                        Name: Molly Fergusson
Facsimile:    (203) 357-6868                      Title: Manager, Operations